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                                                                     Exhibit 2.3

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "AGREEMENT") is entered into as of January 31, 2006 by and among Skilled Healthcare Group, Inc., a Delaware corporation, (the "PURCHASER"), each of the entities listed on SCHEDULE 2.1 hereto (individually, a "COMPANY" and collectively, the "COMPANIES"), M. Terence Reardon and M. Sue Reardon individually and, as Trustees of the M. TERENCE REARDON TRUST U.T.A. dated 6/26/2003 and M. Sue Reardon and M. Terence Reardon, as Trustees of the M.SUE REARDON TRUST U.T.A. dated 6/26/2003 (together the "BENEFICIAL OWNERS," and together with the Companies, the "SELLERS"). The parties acknowledge that the Purchaser may assign its rights hereunder to one or more Affiliates, and references herein to "Purchaser" shall include any such assignees.

                                  INTRODUCTION

      The Beneficial Owners collectively own all of the outstanding membership and equity interests (the "EQUITY INTERESTS") of the Companies. The Sellers wish to sell, and the Purchaser wishes to buy, substantially all of the assets of the Companies, on the terms and conditions set forth herein. The Beneficial Owners are the direct and indirect owners of the Companies, will derive substantial benefits from such sale and purchase, and wish to cause such sale and purchase to be consummated. Such sale and purchase and each other related transaction referred to herein are sometimes collectively referred to herein as the "TRANSACTIONS".

      This Agreement is being made contemporaneously with the Consulting Agreement between Carmel Hills Healthcare and Rehabilitation Center, LLC., a Delaware limited liability company; Holmesdale Healthcare and Rehabilitation Center, LLC, a Delaware limited liability company; Liberty Terrace Healthcare and Rehabilitation Center, LLC, a Delaware limited liability company; Purchaser; Sunset Healthcare, Inc., a Missouri corporation; and, with respect to certain sections only, Edward J. Reardon (the "CONSULTING AGREEMENT").

      An index of defined terms used herein is set forth in ARTICLE 10.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                           THE TRANSACTIONS; CLOSING

      1.1 PURCHASE AND SALE OF PURCHASED ASSETS. In reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof, each of the Companies shall sell, convey, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), free and clear of all liens, security interests, deeds or indentures of trust, mortgages, encumbrances and restrictions, all of its assets and properties of every kind, nature and description except as otherwise provided below (all of such assets being referred to herein as the "PURCHASED ASSETS"), including without limitation the following assets of the Companies:

            (a)   all Owned Property (as defined);

            (b) all tangible assets, including without limitation machinery and equipment, furniture, office equipment, leasehold improvements, fixtures and other improvements on real estate (collectively, the "IMPROVEMENTS"), and all inventories (including without limitation linens and purchased parts and supplies);

            (c) originals or duplicate copies of all financial, accounting and operating data and records, including without limitation all books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, business plans, projections, reference

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catalogs, payroll and personnel records to the extent allowed by law, and other similar property, rights and information;

            (d) all Company Intellectual Property (as hereinafter defined) to the extent assignable or transferable; and

            (e) all rights under all leases, license agreements, contracts, agreements, sale orders, purchase orders, open bids and other commitments, but only to the extent they pertain to the operating contracts specifically assumed by the Purchaser under the Operations Transfer Agreement (the "ASSUMED OPERATING CONTRACTS").

      1.2 EXCLUDED ASSETS. Notwithstanding the foregoing, the Companies shall not transfer to the Purchaser, and the Purchased Assets shall not include (i) the Companies' rights under this Agreement; (ii) cash, (iii) accounts receivables, (iv) any contracts other than the Assumed Operating Contracts and
(v) any assets set forth on SCHEDULE 1.2 (collectively, the "EXCLUDED ASSETS").

      1.3   PURCHASE PRICE.

            (a) The term "PURCHASE PRICE" means an aggregate of Thirty-One Million Dollars ($31,000,000).

            (b) At the Closing, Seller has and will transfer to Purchaser good and marketable fee simple title to all Owned Real Property free and clear of all encumbrances, except for (i) minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business, and (ii) those items listed on Schedule 1.3(b) (collectively "PERMITTED ENCUMBRANCES").

            (c) PAYMENT AT SIGNING. Upon the execution of this Agreement by all of the parties, an earnest money deposit in the amount of Five Hundred Thousand Dollars ($500,000) (the "DEPOSIT") shall be delivered by the Purchaser to Chicago Title Insurance Company (the "ESCROW AGENT"). Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Sellers and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. If Escrow Agent is in doubt as to its duties or obligations with regard to the Deposit, or if Escrow Agent receives conflicting instructions from Purchaser and the Sellers with respect to the Deposit, then Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit until Purchaser and Sellers agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with the laws of the state in which the Property is located. Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon. Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.3(c) and
7.2 hereof. Escrow Agent's General Provisions are attached hereto as Exhibit 1.3(c) and made a part hereof.

            (d) PAYMENTS AT CLOSING. At the Closing, the Purchaser shall pay to the Companies an amount, in the aggregate, equal to the Purchase Price (i) less the Deposit, and (ii) less the Medicaid Escrow Amount by wire transfer of immediately available funds. The "MEDICAID ESCROW AMOUNT" shall be an amount equal to Ninety Thousand Dollars ($90,000) which Purchaser, at the Closing, shall deposit into the Medicaid escrow account with Chicago Title Insurance Company (the "MEDICAID ESCROW AGENT") such amount constituting Thirty Thousand Dollars ($30,000) for each of the Acquired Facilities pursuant to the Medicaid escrow agreements between each of Holmesdale Care Center, Inc., Carmel Hills Living Center, Inc., and Liberty Terrace Nursing, LLC, and Purchaser and the Medicaid Escrow Agent (each a "MEDICAID ESCROW AGREEMENT" and collectively, the "MEDICAID ESCROW AGREEMENTS").

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      1.4   ASSUMPTION OF LIABILITIES. At the Closing, the Purchaser shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof, only those liabilities and obligations of the Company for future performance as of the Closing under the Assumed Operating Contracts (the "ASSUMED LIABILITIES"). Except with respect to the Assumed Liabilities, the Purchaser shall not assume and shall not in any way be responsible for any of the debts, liabilities, or obligations of any nature of the Companies. Without limiting the generality of the foregoing, the Purchaser shall have no liability for the following (collectively, together with all other liabilities and obligations of the Companies other than the Assumed Liabilities, the "EXCLUDED LIABILITIES"):

            (a) the outstanding amount of all principal, interest, fees and expenses in respect of borrowed money, letters of credit, capital leases and installment purchases (except as may be provided in the Assumed Operating Contracts but only to the extent that such obligation relates to a period after the Closing);

            (b) obligations relating to Taxes related to the period prior to Closing, including, but not limited to, Taxes owed by the Sellers associated with the Closing, (for purposes hereof, "TAXES" means all taxes, charges, fees, levies, penalties, additions or other assessments imposed by any federal, state, or local taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, value added, social security or other taxes, including any interest, penalties or additions attributable thereto);

            (c) obligations under this Agreement or any agreement entered into in connection with the Transactions (other than the obligations of the Purchaser);

            (d) any litigation, suit, proceeding, arbitration or investigation with respect to the affairs of any Company prior to the Closing;

            (e) any liability of any Company resulting from repayments, recoupments or adjustments after the Closing Date to any amounts paid or payable to any Company for any cost report period ending on or before the Closing Date to or from Medicare, Medicaid or any other Missouri state program with respect to any cost adjustment, patient trust adjustment or share of cost adjustment for any cost report, but only for that portion of the cost report period preceding the Closing Date, if applicable;

            (f) any liability of any Company relating to any rate adjustments, repayments or recoupments after the Closing Date arising out of any uncured failure by any such Company to comply with routine reporting and clinical requirements occurring prior to the Closing Date;

            (g) any regulatory or enforcement proceeding or action initiated by, or on behalf of, Medicare, Medicaid or any other state program, which relates to any alleged act or failure to act undertaken by any Company which occurs on or before the Closing Date, regardless of when such proceeding or action is initiated;

            (h) amounts in respect of workers compensation for periods prior to the Closing, including without limitation unpaid premiums for any workers compensation policy;

            (i) liabilities or obligations to any Affiliate of any Company accrued prior to the Closing;

            (j) obligations with respect to any pension, profit sharing, retirement, employee benefit or similar plan, benefit or arrangement, including without limitation any and all obligations of the Companies to employees in respect of accrued paid time off, vacation or similar compensation or benefits ("Accrued PTO");

            (k) liabilities relating to contracts other than the Assumed Operating Contracts;

            (l) liabilities or obligations relating to the Excluded Assets, or not related to the Purchased Assets; or

            (m) the aggregate amount payable by the Companies through the Closing Date, or arising as a result of the Transactions, in respect of (i) legal, accounting, investment banking, broker and other fees and expenses, (ii) sales and use taxes and transfer taxes, if any, arising from the Transactions contemplated hereby, and

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(iii) all other payments, costs and expenses incurred by the Companies in connection with or as a result of the Transactions contemplated hereby, including without limitation amounts required to discharge the Companies' obligations under any Benefit Plans.

      1.5 ALLOCATION. The total amount of the Closing Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets and the Companies as set forth on SCHEDULE 1.5. It is agreed by the parties that such allocation was arrived at by arm's length negotiation and in the judgment of the parties properly reflects the fair market value of the Purchased Assets transferred pursuant to this Agreement. It is agreed that the allocations under this Section 1.5 will be binding on all parties for federal, state, local and other tax purposes in connection with the purchase and sale of the Purchased Assets and will be consistently reflected by each party on such party's tax returns. This SCHEDULE 1.5 shall be subject to change upon the written consent of the parties following the appraisal to be completed by Purchaser. To the extent that any amounts are allocated to the non-competition covenants contained herein, such allocations shall not constitute a cap on potential liability in the event such covenants are breached.

      1.6   TITLE EXAMINATION.

            (a) Following execution of this Agreement, Purchaser shall obtain and review (i) new or updated ALTA surveys of the Owned Property to be prepared by a licensed surveyor or engineer hired by Purchaser (the "REAL ESTATE SURVEYS"), and (ii) an ALTA "extended coverage" supplemental report or reports for the Owned Property covered by the Real Estate Survey, provided Purchaser satisfies any other Title Company requirements for the issuance thereof (the "TITLE REPORT"). Purchaser shall bear the cost of the Real Estate Surveys. The cost for the ALTA supplemental report shall be allocated among the Beneficial Owners and the Purchaser such that the Beneficial Owners shall pay for any costs that would have been charged for a standard title insurance policy and the Purchaser shall pay for any expenses relating to the ALTA policy that exceeds the cost of a standard title insurance policy.

            (b) Purchaser shall notify Beneficial Owners in writing (the "TITLE NOTICE") prior to the day which is five days following the receipt of Sellers' most recent survey for each of the Acquired Facilities (hereinafter referred to as the "TITLE INSPECTION PERIOD"), which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. Notwithstanding anything to the contrary set forth herein, Purchaser may not object to any issue, restriction or condition that is described in the Prior Surveys (as defined in SCHEDULE 1.6(b)), except for the matters described on
SCHEDULE 1.6(b). If Purchaser fails to notify Beneficial Owners in writing of any exceptions to title by the expiration of the Title Inspection Period, then Purchaser shall be deemed to have approved the condition of title to the Owned Property. If Purchaser notifies Beneficial Owners in writing that Purchaser objects to any exceptions to title, then Sellers shall have five (5) days after receipt of the Title Notice to notify Purchaser in writing (i) that Sellers will remove such objectionable exceptions from title on or before the Closing; or
(ii) that Sellers elect not to cause such exceptions to be removed. If Sellers fail to notify Purchaser in writing of their election within said five (5) day period, the Seller shall be deemed to have elected not to cause such exception to be cured. The procurement by Sellers of a commitment for the issuance of the Title Policy (as defined in Section 1.6(e) hereof) or an endorsement thereto satisfactory to Purchaser and insuring Purchaser against any title exception which was disapproved pursuant to this Section 1.6(b) shall be deemed a cure by Sellers of such disapproval. If Sellers give Purchaser notice under clause (ii) above, then Purchaser shall have five (5) days within which to notify Seller in writing that Purchaser will either nevertheless proceed with the purchase and take title to the Owned Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to notify Seller in writing of its election within said five (5) day period, then Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Owned Property subject to such exceptions. Notwithstanding the foregoing, Purchaser need not disapprove any monetary lien representing monies owed, as Seller hereby agrees to cause all such monetary liens (other than non-delinquent ad valorem real estate taxes and assessments) to be removed at or prior to Closing.

            (c) PRE-CLOSING "GAP" TITLE DEFECTS. Purchaser may, at or prior to Closing, notify Beneficial Owners in writing (the "GAP NOTICE") of any objections to title (a) raised by the Title Company with

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respect to changes in title between the expiration of the Title Inspection
Period and the Closing and (b) title defects that are not of record and not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period. Purchaser must notify Beneficial Owners of such objection to title within five (5) days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Beneficial Owners, then Purchaser and Sellers shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 1.6(b) hereof.

            (d) PERMITTED EXCEPTIONS. The Owned Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "PERMITTED EXCEPTIONS":

                  (i) those matters that either are not objected to in writing within the time periods provided in Sections 1.6(a) or 1.6(b) hereof, or if objected to in writing by Purchaser, are those which Sellers have elected not to remove or cure, or have been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Owned Property;

                  (ii) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

                  (iii) local, state and federal laws, ordinances or governmental regulations, including but not limited to building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Owned Property; and

                  (iv) items shown on the Real Estate Survey which are not objected to by Purchaser or are waived or deemed waived by Purchaser in accordance with Section 1.6(b) hereof.

            (e) CONVEYANCE OF TITLE. At Closing Seller shall convey and transfer to Purchaser the Owned Property, by execution and delivery of a notarized grant deed(s) conveying the Owned Property (the "DEED"). The Title Company shall deliver an ALTA Standard Coverage Owner's Policy(ies) of Title Insurance (collectively, the "TITLE POLICY") covering the Owned Property, subject only to the Permitted Exceptions and including such endorsements thereto as Purchaser may reasonably request; provided, however, that if Purchaser has delivered to the Title Company prior to the Closing a Survey in compliance with all applicable ALTA requirements, then the Title Policy required hereunder shall be an ALTA Extended Coverage Owner's Policy of Title Insurance in accordance with the terms of this Section 1.6(e) hereof.

      1.7   RIGHT OF INSPECTION OF OWNED PROPERTY.

            (a) INSPECTION RIGHTS. During the period beginning on the date hereof and ending on the Closing (hereinafter referred to as the "INSPECTION PERIOD"), Purchaser shall have the right to:

                  (i) Perform, or hire consultants to perform a physical inspection and an appraisal of the Owned Property.

                  (ii) Inspect, or hire consultants to inspect, the environmental condition of the Owned Property pursuant to the terms and conditions of this Agreement, and to obtain and review, at Purchaser's sole election and cost, soils, geology, structural and environmental and any other engineering reports.

                  (iii) To obtain and examine a search report showing liens against the personal property which have been perfected by filings under the Uniform Commercial Code.

                  (iv) To examine at the Owned Properties, the applicable Company's office, physical delivery to the Purchaser and/or the property manager's office, as the case may be, all books, records, reports, and files related to the ownership, leasing, maintenance and operation of the Owned Property, which are to be provided by Sellers to the extent available and permitted by law. Such documents include, without limitation, (i) Sellers' current files for the Owned Properties, including copies of all existing Assumed Operating Contracts, (ii) as-built plans and specifications for the Improvements, (iii) prior soils,

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      geology, structural and engineering reports, (iv) recorded and unrecorded parking agreements, (v) common area maintenance agreements or other agreements affecting the Owned Property, (vi) certificates of occupancy pertaining to the Improvements, (vii) pertinent correspondence with governmental agencies and current tenants concerning the Owned Property, and (viii) evidence that the Owned Property is zoned for the purpose to which Purchaser intends to use it.

                  (v) To have access to employees, advisors, consultants, other personnel, customers or suppliers of, third party payors, health department and other agency officials, or others having material business relations with, the Companies.

            (b) CONDITIONS TO ON-SITE INSPECTIONS. Any on-site inspections of the Owned Property: (i) shall be conducted so as not to interfere unreasonably with the use of the Owned Property by Seller or its tenants, and (iii) shall be subject to the consent of the Seller with respect to the date, time and manner of the inspection, which consent shall not be unreasonably withheld or unreasonably restrictive. Sellers may have a representative present during any such inspections. If Purchaser desires to do any invasive testing at the Owned Property, Purchaser shall do so only after notifying the Beneficial Owners and obtaining the applicable Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. Purchaser agrees to protect, indemnify, defend and hold the applicable Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Owned Property by Purchaser or its agents or consultants, and such obligation to indemnify and hold harmless such Seller shall survive the Closing or any termination of this Agreement, provided, however, that the foregoing indemnity shall not extend to any losses, costs or expenses resulting from the negligence or willful misconduct of Seller. Notwithstanding anything to the contrary contained in this Agreement, Seller acknowledges and agrees that Purchaser shall not have any liability pursuant to the terms of this Agreement for any discovery by Purchaser of an adverse environmental or other condition during the course of its tests, studies, inspections or examinations of the Owned Property, unless such conditions are caused by Purchaser. Purchaser shall keep the Owned Property free and clear of any mechanic's liens or materialmen's liens arising out of Purchaser's entry onto the Owned Property.

            (c) RIGHT OF TERMINATION. If Purchaser reasonably determines that any aspect of the environmental condition inspections contemplated by Section
1.7 hereof makes the Owned Property unsuitable for Purchaser's acquisition, Purchaser shall have the right, prior to the expiration of the Inspection Period, to give written notice of termination specifying the nature of the environmental condition deficiency to Beneficial Owners. Sellers may elect to cure any environmental deficiency within thirty (30) days after receipt of such written notice. If Sellers elect not to cure such deficiency or such cure is inadequate, as determined in Purchaser's reasonable discretion, this Agreement shall terminate and neither party shall have any further obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit and all interest thereon shall be returned to Purchaser and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Beneficial Owners a notice of termination prior to the expiration of the Inspection Period, then Purchaser shall be deemed to have approved all aspects of the Owned Property (except for title and survey, which shall be governed by Section 1.6 hereof) and to have elected to proceed with the purchase of the Owned Property pursuant to the terms hereof. Notwithstanding anything to the contrary set forth herein, Purchaser may not object to any environmental issue, restriction or condition set forth in the Phase I Environmental Reports (as defined in Schedule 1.7(c)), except for those matters described on SCHEDULE 1.7(c).

      1.8 CLOSING. The purchase and sale of the Purchased Assets hereunder shall take place at a closing (the "CLOSING") to be held on March 1, 2006, or as soon as reasonably practicable thereafter following the satisfaction or waiver of the conditions set forth in ARTICLE 6, or on such other date as agreed to in writing by the Sellers and the Purchaser (the "CLOSING DATE").

      1.9 DELIVERIES BY THE COMPANY AND THE BENEFICIAL OWNERS. At the Closing, and upon satisfaction or waiver of the conditions set forth in ARTICLE 6 herein, the Sellers will deliver or cause to be delivered to the Purchaser the instruments, consents, opinions, certificates and other documents required of them by ARTICLE 6.

      1.10 DELIVERIES BY THE PURCHASER. At the Closing, and upon satisfaction or waiver of the conditions set forth in ARTICLE 6 herein, the Purchaser will deliver or cause to be delivered to the Sellers the instruments, opinions, certificates and other documents required of it by ARTICLE 6.

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                                   ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLERS

      The Sellers hereby represent and warrant to the Purchaser that each of the statements contained in this ARTICLE 2 is true and correct and will be true and correct as of the Closing Date. For purposes of this Agreement, the word "Knowledge" with respect to the Sellers or "TO THE KNOWLEDGE OF SELLERS" or words of similar import means the knowledge after due inquiry of M. Terence Reardon, M. Sue Reardon, Edward J. Reardon and any of the other officers, managers, or administrators of the Sellers; provided, however, Sellers are entitled to update the disclosure schedules with the knowledge of any officer, manager or administrator of the Sellers through February 6, 2006 with respect to any representation or warranty in this ARTICLE 2 qualified by Knowledge.

      2.1 ORGANIZATION, POWER AND STANDING. Each of the Companies is a limited liability company or corporation duly formed, validly existing and in good standing under the laws of the state or jurisdiction in which it is organized, as set forth on SCHEDULE 2.1. Each of the Companies has all requisite power and authority to own, lease and operate its properties and to carry on the Business. As used herein, "BUSINESS" means leasing and operating nursing homes and residential care facilities (collectively, the "ACQUIRED FACILITIES"), and providing management, staffing, recruitment and therapy (including physical, occupational and speech) contracting services to long term care facilities as such activities are currently conducted by the Companies. All of the assets, properties and rights owned, leased or licensed by Sellers necessary to conduct the Business are located in Missouri.

      2.2 SUBSIDIARIES. Except as set forth on SCHEDULE 2.2, no Company directly or indirectly owns or has the right to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, or other business organization.

      2.3 VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of each of the agreements, documents and instruments contemplated hereby to which any Company is a party, has been duly authorized by such Company. Each such agreement, document and instrument shall when executed be the valid and binding obligations of such Company and of each Seller, enforceable in accordance with its terms.

      2.4   FINANCIAL STATEMENTS. Sellers have previously provided to Purchaser
(a) income statements for each of the Companies for the years ended December 31, 2003 and 2004 during which each such Company owned or operated an Acquired Facility, (b) income statements for each of the Companies for each of the months in 2005 ending on or before November 30, 2005, and (c) balance sheets for each of the Companies as of November 30, 2005. As used herein, November 30, 2005 is referred to as the "BALANCE SHEET DATE", and each balance sheet as of any such date attached as SCHEDULE 2.4 is referred to as the "BALANCE SHEET". Such financial statements and the notes thereto, if any, are unaudited, but are complete and accurate in all material respects and fairly present the financial condition of the Companies at the respective dates thereof and the results of their operations for the periods then ended, and were prepared in accordance with the books and records of the Companies in conformity with generally accepted accounting principles, consistently applied during the periods covered thereby (except for the absence of footnotes in the case of the unaudited financial statements).

      2.5 MATERIAL ADVERSE CHANGES. Since January 1, 2005, other than as set forth on SCHEDULE 2.5, each Company has operated only in the usual and ordinary course, and there has been no (a) acquisition or disposition of assets or securities, or commitment therefor by any Company, except for the acquisition or disposition of assets in the ordinary course of business, (b) liens, security interests, restrictions, or encumbrances placed upon any of the assets of any Company, except in the ordinary course of business, or (c) increase in the compensation or commission rates payable by any Company to any officer, director, employee, consultant or sales agent, except in accordance with past practice, or (d) event or condition relating specifically to the Companies (rather than to general economic conditions or generally to the industries in which they operate) which has had or, together with any other events or conditions, could reasonably be expected to have a material adverse effect on the Business or the affairs, assets, condition (financial or otherwise) or prospects of any Company.

      2.6 MATERIAL CONTRACTS. SCHEDULE 2.6 sets forth a complete and accurate list, in each case whether written or unwritten, of all of the following (including all amendments or modifications thereof):

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            (a)   agreements, contracts or other arrangements with respect to which any one or more of the Companies has any liability or obligation involving more than $10,000 contingent or otherwise, or which may extend for a term of more than one year after the Closing;

            (b) licenses, leases, contracts, agreements and other arrangements with respect to any material property (including medical equipment, but excluding other than real property) of any Company, including without limitation, all licenses or agreements relating to Intellectual Property, and sales and supply contracts;

            (c) agreements, contracts or arrangements of any Company with officers, directors, managers, members or Affiliates of any Company or any of their respective relatives or Affiliates (as used herein, "AFFILIATE" has the meaning ascribed to it in Rule 405 promulgated under the Securities Act of 1933, as amended (the "SECURITIES Act"));

            (d) material agreements or arrangements with physicians, physical therapists, occupational therapists, nutritionists and other individual and institutional health care providers, third party payors and other health care facilities, including without limitation nursing homes, visiting nurse associations, home health agencies, durable medical equipment suppliers, pharmacies, hospitals, hospices, retirement homes and life care communities;

            (e) employment, collective bargaining, severance, consulting (except for consulting agreements covered in Section 2.6(d) above), deferred compensation, benefit and similar plans, agreements, arrangements or contracts involving any Company;

            (f) utility, trust and other bonds (the "BONDS") and deposits, excluding patient accounts and deposits to be transferred in accordance with the Operations Transfer Agreement (the "COMPANY DEPOSITS"), maintained or required to be maintained by any Company and guarantees thereof by any Beneficial Owner; and

            (g) other material agreements, contracts, instruments, commitments, plans or arrangements of any Company.

      All the foregoing (whether written or unwritten) are referred to as "MATERIAL CONTRACTS". Sellers have furnished to the Purchaser true, correct and complete copies of all Material Contracts (or written descriptions thereof, in the case of oral contracts). Each Material Contract (or description) sets forth the entire agreement and understanding between a Company and the other parties thereto. Each Assumed Operating Contract is valid, binding and in full force and effect, and there is no event or condition which has occurred or exists, which constitutes or which, with or without notice, the happening of any event and/or the passage of time, could constitute a default or breach under any such Assumed Operating Contract by any Company or, any other party thereto, or could cause the acceleration of any obligation of any party thereto or give rise to any right of termination or cancellation thereof.

      2.7   REAL PROPERTY.

            (a) SCHEDULE 2.7(a) sets forth each interest in real property (including all land, buildings, easements and other real property rights) owned by any Company or the owner of the real property referred to in SCHEDULE 2.7(a) (the "OWNED PROPERTY"). The respective owner of the Owned Property has, or will have on the Closing Date, good and clear record and marketable (and insurable, at ordinary premium rates) title to the Owned Property, free and clear of all deeds and indentures of trust, mortgages, liens, restrictions, options, leases and encumbrances of any kind, except Permitted Exceptions or as specified on
SCHEDULE 2.7(a) and enjoys peaceful and quiet possession of the Owned Property. There are no material taxes, levies, fees or similar costs or charges which must be paid with respect to existing water or sewer hook-ups or other similar services relating to the Owned Property. All utility systems serving the Owned Property are installed, subject to valid and existing easements, if applicable, and are reasonably adequate for the Business.

            (b) The Owned Property constitutes all the real property (or interest in real property) necessary for, or currently used in, the conduct of the Business. There are no interests in real property leased by any Seller in connection with the Business or by any Company.

            (c) There is no pending or, to the Knowledge of the Sellers any threatened condemnation, eminent domain or similar proceeding with respect to any Owned Property.

            (d) Each Owned Property is in compliance in all material respects with all building, zoning, subdivision, health, safety and other applicable federal, state and local laws and regulations. For purposes of the foregoing sentence, compliance with zoning laws and regulations means compliance with such laws and regulations as currently in effect and without taking into account any portion thereof that may permit non-conforming uses. The Owned Property is legally subdivided and consists of separate tax lots so that each is assessed separate and apart from any other real property. None of the buildings, plant or structures included in the Owned Property is in need of material maintenance or repairs, except for ordinary and routine maintenance and repairs that are not material.

            (e) Sellers hold all consents, permits, licenses, approvals and authorizations from governmental authorities or other third parties which are necessary to permit Seller to convey the Owned Property in accordance with the provisions of this Agreement and the use of the Owned Property for its current use and the current conduct of the Business by the Sellers, all of which are in full force and effect and the Owned Property is in compliance with all applicable zoning ordinances and the Permitted Exceptions .

      2.8 DELIVERY OF TITLE DOCUMENTS. Sellers have delivered to Purchaser (a) copies of the most recent property tax bills for the Owned Property; and (b) a copy of Sellers' most recent title insurance policy and/or survey for the Owned Property.

      2.9 PERSONAL PROPERTY. Each Company has good title to or a valid leasehold or license interest in each item of personal property included in the Purchased Assets, free and clear of any security interests, liens, restrictions and encumbrances of every kind, nature and description, except such liens and encumbrances as will be released at Closing. All material assets of each Company are in good operating condition and repair, normal wear and tear excepted. The Purchased Assets and properties of each Company include all assets currently used in the conduct of the Business.

      2.10  INTELLECTUAL PROPERTY.

            (a) As used herein "INTELLECTUAL PROPERTY" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof together, to the extent applicable, with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) World Wide Web addresses and domain name registrations and (vii) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works and any rights in semiconductor masks, layouts, architectures or topography. As used herein "COMPANY INTELLECTUAL PROPERTY" means Intellectual Property owned or used by any Company, but excluding the MDI billing and accounting software package and other intellectual property listed on Schedule 1.2 (Excluded Assets).

            (b) SCHEDULE 2.10(b) hereto contains (1) a complete and accurate list of all Company Intellectual Property included in clauses (i) - (iii) and
(vi) of the definition of Intellectual Property, and (2) a complete and accurate list of all licenses and other rights granted by any Company to any natural person, corporation, limited liability company, partnership, trust or other entity (each a "PERSON") with respect to any Company Intellectual Property and all licenses and other rights granted by any Person to any Company with respect to any Company Intellectual Property (excluding "off-the-shelf" programs or products or other "shrink wrap" software licensed in the ordinary course of business) identifying the subject Company Intellectual Property and describing the material terms of such licenses or other rights. Except as set forth on
SCHEDULE 2.10(B), there is no threatened or reasonably foreseeable loss or expiration of any Company Intellectual Property.

            (c) Each Company owns or possesses sufficient legal rights to all Intellectual Property necessary for or used in the Business and to the Knowledge of Sellers, without any infringement of the rights of others.

            (d) The Companies have taken all steps that are reasonably required to protect their rights in, and the confidentiality of, the Company Intellectual Property belonging to any Company or provided by any other Person to any Company.

      2.11 INVENTORIES. The inventory of each Company is and as of the Closing will be fit and sufficient for the purposes for which it was provided or obtained and will be normal and reasonable in kind and amount in light of the normal needs of the Business.

      2.12 RESIDENTS AND SUPPLIERS. SCHEDULE 2.12 sets forth the average daily census for each Acquired Facility, in each case for 2004 and for each of the months in 2005 ending prior to the execution of this Agreement. SCHEDULE 2.12 hereto also sets forth a list of (a) each hospital, health maintenance organization, physician or physician group that (i) accounted for more than 5% of the patient referrals to any Company during 2004, (ii) accounted for more than 5% of the aggregate patient referrals to the Companies during 2004, (iii) is expected by the Sellers to account for more than 5% of the patient referrals to any Company during 2005, or (iv) is expected by Sellers to account for more than 5% of the aggregate patient referrals to the Companies during 2005, and (b) each customer that (i) purchased more than 5% of the services of any Company during 2004, (ii) purchased more than 5% of the aggregate services of the Companies during 2004, (iii) is expected by the Sellers to purchase more than 5% of the services provided by any Company during 2005, or (iv) is expected by the Sellers to purchase more than 5% of the aggregate services provided by the Companies during 2005 (such referral sources and customers are referred to collectively as the "MATERIAL CUSTOMERS"). To the Knowledge of the Sellers, no Material Customer plans to discontinue or materially reduce resident referrals to or the services purchased from any Company. Except as set forth on SCHEDULE 2.12, during the previous 18 months no Material Customer has terminated, or to the Knowledge of the Sellers, threatened to terminate, its relationship with any Company, or has decreased materially or, to the Knowledge of the Sellers, threatened to decrease or limit materially the residents referred to or the service purchased from any Company, and, to the Knowledge of the Sellers, no Company will lose or suffer material diminution in its relationship with any Material Customer as a result of the Transactions. To the Knowledge of the Sellers, all suppliers material to any Company will continue to sell to such Company the products and services currently sold by each of them. The Sellers and the Companies do not know or have no reason to know that any Company's relationship with its residents, Material Customers, referral sources and suppliers are other than good commercial working relationships.

      2.13 THIRD-PARTY PAYORS. Except as set forth on SCHEDULE 2.13 hereto, during the previous 18 months no Company has lost any third-party payor contract or the right to participate in any governmentally-sponsored health insurance program or suffered any material diminution in its relationship with any third-party payor since such date, to the Knowledge of the Sellers, no such action is threatened against any Company, and, to the Knowledge of the Sellers, no Company may reasonably be expected to lose or suffer a material diminution in its relationship with any material third party payor as a result of the Transactions.

      2.14 CERTAIN FINANCIAL RELATIONSHIPS. All financial relationships (whether or not memorialized in a writing) that any Company has or had with a physician or an immediate family member of a physician since January 1, 1998 either (1) satisfy the requirements of an exception to 42 U.S.C. Section 1395nn, 42 U.S.C. Section 1320a-7, 42 U.S.C. Section 1320a-7(a) or 42 U.S.C. Section 1320a-7(b) (including, without limitation, the exception for medical directors), or (2) do not involve the referral of residents to any Company by a physician with whom any Company has a "financial relationship" within the meaning set forth in 42 U.S.C. Section 1395nn.

      2.15 SELLERS' REQUIRED CONSENTS. Except as specified on SCHEDULE 2.15, no consent, order, authorization, approval, declaration or filing, including, without limitation, any consent, approval or authorization of or declaration or filing with any governmental or non-governmental authority or any party to a Material Contract is required on the part of any of the Sellers for or in connection with the execution, delivery or performance of this Agreement and the agreements, documents and instruments contemplated hereby (the "SELLERS' REQUIRED CONSENTS"). The Sellers have no reason to believe that all of the Sellers' Required Consents will not be obtained. Subject to obtaining the Sellers' Required Consents specified on SCHEDULE 2.15, the execution, delivery and performance of this Agreement and the other instruments, documents and agreements contemplated hereby by the Sellers will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, agreement, contract, instrument, license, permit, authorization, judgment, decree or order to which any Company is a party or by which any Company is bound.

      2.16  REGULATORY AND LEGAL COMPLIANCE.

            (a) Each Company is in compliance in all material respects with all federal, state and local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to it. Except as set forth on SCHEDULE 2.16(a), to Sellers' Knowledge no Company has received any notice from any governmental or regulatory authority or otherwise of any alleged violation or noncompliance that has not been cured or addressed by a plan of corrective action.

            (b) No Company has received written notice that any action has been taken or recommended by any governmental or regulatory official, body or authority, either to revoke, withdraw or suspend any license to operate any Company or to terminate or decertify any participation of any Company in the Medicare or Medicaid programs, nor to the Knowledge of the Sellers, is there any decision not to renew any Medicare of Medicaid provider or supplier agreement related to any Company.

            (c) To the Knowledge of Sellers, the operations of each Company are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C.
Section 1395nn and 42 U.S.C. Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

            (d) No Company nor its respective, partners, officers, members, managers and directors, nor to the Knowledge of the Sellers, any persons who provide professional services under agreements with such Company have, in connection with their activities directly or indirectly related to such Company, engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Sections 1320a-7, 1320a-7(a) and 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment

                  (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment

                  (iii) presenting or causing to be presented a claim for reimbursement for services under any Federal health care program, including but not limited to Medicare, Medicaid or any state health care program that is for an item or service that is known or should be known to be (A) not provided as claimed, or (B) false or fraudulent

                  (iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment

                  (v) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Federal health care program, including but not limited to Medicare, Medicaid, or any state health care program, or (B) in return for purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or other state health care program; or

                  (vi) making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) the conditions or operations of a facility in order that the facility may qualify for any Federal health care program, including but not limited to Medicare, Medicaid, or any state health care program certification, or (B) information required to be provided under Section 1124Aof the Social Security Act (42 U.S.C. Section 1320a-3).

            (e) To the Knowledge of Sellers, the operations of each Company are in compliance with and do not violate any federal, state or other statutes or regulations governing the lawfulness and fairness of its business practices or its responsibilities to uphold and protect the rights of residents.

            (f) Each Company, or portion thereof, or Company group health plan which has been determined to be a Covered Entity pursuant to the Health Insurance Portability and Accountability Act of 1996 and any regulations promulgated thereunder ("HIPAA"), and each small health plan operated by any Company and not required to comply with HIPAA prior to April 14, 2004, (i) is executing transactions in compliance with, or capable of submitting transactions in compliance with (in the event that insurers or payers are not yet accepting standard transactions), the standard transaction requirements established by HIPAA for Covered Entities, (ii) is operating in compliance in all material respects with the HIPAA privacy regulations for Covered Entities, including without limitation executing all necessary business associates agreements as required by HIPAA, and (iii) has developed and implemented appropriate safeguards to comply with the final HIPAA security regulations.

            (g) None of the Companies have provider contracts with TRICARE or the Department of Veterans Affairs.

            (h) Each Company maintains in one or more separate trust accounts all Company Deposits required by applicable law to be held for the benefit of residents. The Companies are in compliance with applicable law with respect to all such Company Deposits.

            (i) The Sellers have furnished Purchaser with true, accurate and complete copies of all surveys, inspection reports and similar examination reports relating to any inspections or examinations by any federal, state or local regulatory agency or administration having jurisdiction over the Companies during the year ended December 31, 2004 and during 2005 (collectively, the "Surveys"). Except as set forth on SCHEDULE 2.16(i), such Surveys do not contain any material violations of federal, state and local statutes, laws, ordinances, judgments, decrees, orders or governmental rules, regulations, policies and guidelines applicable to it except as have been cured or addressed by a plan of corrective action.

      2.17 COST REPORTS. The Sellers have furnished Purchaser with copies of all cost reports filed by the Companies with the appropriate Missouri state agency, the appropriate Medicare and Medicaid agencies and/or fiscal intermediaries in respect of the operation of the Acquired Facilities for the years ended December 31, 2002, 2003 and 2004, if applicable, and any interim periods during the years then ended and during 2005. Such cost reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Such cost reports were filed no later than the date on which such final cost reports were required to be filed by law under the terms of the Missouri state agency, Medicare and Medicaid programs, and the Companies have provided the appropriate agencies and/or fiscal intermediaries with any information needed to support claims for reimbursement made by the Companies either in said final cost reports or in any cost reports filed for prior cost reporting periods.

      2.18  [INTENTIONALLY OMITTED]

      2.19 LICENSES AND PERMITS. SCHEDULE 2.19 sets forth all material licenses, permits, authorizations and certifications of governmental authorities and third parties held by any Company, including without limitation all licenses, franchises, permits, accreditations and provider or supplier agreements as may be required under Title XVIII and XIX of the Social Security Act and other applicable laws for reimbursement of services rendered or goods sold, necessary or advisable under applicable law for the conduct of its Business (collectively, the "AUTHORIZATIONS"). Each Company is in material compliance with all such Authorizations, all of which are and will be in full force and effect up to the Closing. There are no other such licenses, permits, authorizations or certifications required for the operation of the Business which such Company has not obtained or which, in good industry practice, such Company should hold for the conduct of the Business. To the Knowledge of the Sellers, there has been no threatened suspension, revocation or invalidation of any Authorization, nor is there any basis therefor.

      2.20 LITIGATION. Except as set forth on SCHEDULE 2.20 there is no action, suit, proceeding or investigation before any court, arbitrator or governmental authority, pending or, to the Knowledge of the Sellers, threatened against any Company or, to the Knowledge of the Sellers, against any member, officer, director or employee of any Company in relation to the affairs of any Company. No Company is currently planning to initiate any action, suit, or proceeding relating to the Purchased Assets or the Business before any court, arbitrator or governmental authority.

      2.21  EMPLOYEES AND COMPENSATION.

            (a) Each Company is in compliance in all material respects with the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, as amended, ERISA, and state fair employment practices, laws and regulations and other laws prohibiting employment discrimination.

            (b) Each Company is in compliance in all material respects with all applicable federal, state and local laws and regulations respecting employment and employment practices in the jurisdictions within which they operate. Each Company is in compliance with all applicable laws and regulations governing minimum wage, including without limitation any other laws (such as Medicaid) that impose or establish wage requirements based upon minimum wage laws.

            (c) Except as set forth on SCHEDULE 2.21(c), no employees of any Company are represented by a union, and there is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of any Company or any labor union pending or threatened against any Company.

            (d) SCHEDULE 2.2 1(d) sets forth a complete list of all employees of and consultants to any Company, with annual compensation in excess of $50,000, showing date of hire, hourly rate or salary or other basis of compensation, other benefits accrued as of a recent date and job function. No employee listed on SCHEDULE 2.2 1(d) has been convicted of or pleaded guilty or nolo contendre to (i) any felony or (ii) any other criminal violation applicable to the Business or any similar business.

            (e) There are no Company employees or to the Knowledge of the Sellers, no Company has entered into consulting contracts or arrangements with individuals or entities that have been excluded or debarred from participation in Federal health care programs including, but not limited to Medicare or Medicaid. No Company has identified, reassigned or terminated within the past two years, any officer, director, employee, consultant, independent contractor or vendor/supplier who has been the subject of an exclusion or debarment action.

      2.22  ERISA; COMPENSATION AND BENEFIT PLANS.

            (a) SCHEDULE 2.22(a) sets forth all employee compensation and benefit plans, agreements, commitments, practices or arrangements of any type (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) offered, maintained or contributed to by any Company for the benefit of current or former employees or directors of any Company, or with respect to which any Company has or may have any liability, whether direct or indirect, actual or contingent (including, but not limited to, liabilities arising from affiliation under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (together with applicable regulations, the "Code") or Section 4001 of ERISA) (collectively, the "BENEFIT PLANS"), and includes a written description of all oral Benefit Plans. There are no material compensation or benefit plans, agreements, commitments, practices or arrangements of any type providing benefits to employees or directors of any Company, or with respect to which any Company may have any liability, other than the Benefit Plans.

            (b) With respect to each Benefit Plan, each Company has delivered to the Purchaser true and complete copies of: (i) any and all plan texts and agreements (including, but not limited to, trust agreements and insurance contracts); (ii) any and all material employee communications (including all summary plan descriptions); (iii) the most recent annual report (Form 5500), if applicable; and (iv) the most recent annual and periodic accounting of plan assets, if applicable.

            (c) With respect to each Benefit Plan: (i) such plan has been administered and enforced in accordance with its terms and all applicable laws, regulations and rulings in all material respects; (ii) no material disputes nor any audits or investigations by any governmental authority are pending or, to the knowledge of the Sellers, threatened; (iii) all contributions, premiums, and other payment obligations have been accrued on the Balance Sheet in accordance with generally accepted accounting principles, and, to the extent due, have been made on a timely basis, in all material respects; (iv) each Company has expressly reserved in itself the right to amend, modify or terminate such plan, or any portion of it, at any time without liability to itself; (v) no such plan requires any Company to continue to employ any employee or director; (vi) no such plan is, or has ever been, subject to Title IV of ERISA; (vii) no such plan provides medical or death benefits with respect to current or former employees or directors of any Company beyond their termination of employment, other than coverage mandated by Sections 601- 608 of ERISA and 4980B(f) of the Code.

            (d) Except as set forth on SCHEDULE 2.22(d), the consummation of the Transactions contemplated by this Agreement will not (i) entitle any Person to severance pay, (ii) accelerate the time of payment or vesting under any Benefit Plan, or (iii) increase the amount of compensation or benefits due to any Person. SCHEDULE 2.22(d) lists all estimated Accrued PTO obligations to current employees, including Accrued PTO obligations that will be owed to current employees as a result of the consummation of the Transactions.

      2.23  ENVIRONMENTAL MATTERS.

            (a) The ownership or use of each Company's premises and assets, the occupancy and operation thereof, and the conduct of each Company's operations and business, are in compliance in all material respects with all applicable federal, state and local laws, ordinances, regulations, standards and requirements relating to pollution, environmental protection, hazardous substances and related matters. Except as noted on Schedule 1.7(c), there is no liability attaching to any Company or such premises or assets or the ownership or operation thereof as a result of (a) to the Knowledge of Sellers, with respect to actions by Persons other than the Sellers, and (b) the actions of Sellers, for any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to the Closing or existing as of the Closing. For purposes of this Section, "hazardous substance" shall mean oil, mold or any other substance which is included within the definition of a "hazardous substance", "pollutant", "toxic substance", "toxic waste", "hazardous waste", "contaminant" or other words of similar import in any federal, state or local environmental law, ordinance or regulation.

            (b) No Company is in violation of, or to the Knowledge of Sellers, is the subject of any investigation, inquiry or enforcement action by any governmental authority under the Medical Waste Tracking Act, 42 U.S.C. Section 6992 et seq., or any applicable state or local governmental statute, ordinance or regulation dealing with the disposal of medical wastes ("MEDICAL WASTE LAWS"). Each Company has obtained and is in compliance in all material respects with any permits related to medical waste disposal required by the Medical Waste Laws, and has taken reasonable steps to determine, and has determined, that all disposal of medical waste by it has been in compliance with the Medical Waste Laws.

      2.24 INSURANCE. SCHEDULE 2.24 sets forth all insurance policies under which any Company is insured, the name of the insurer of each policy, the type of policy provided by such insurer, the amount, scope and period covered thereby and a description of any material claims made thereunder (collectively, the "INSURANCE POLICIES"). Such Insurance Policies are valid and in full force and effect and in the good faith estimate of Sellers, are adequate to insure against all liabilities, claims and risks against which it is customary for companies similarly situated as the Companies to insure. All premiums due to date under such Insurance Policies have been paid, no default exists thereunder and, with respect to any material claims made under such policies, no insurer has made any "reservation of rights" or refused to cover all or any portion of such claims. No Company has received any notice of any proposed material increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuation) of coverage, under any of such Insurance Policies. All liabilities and expenses relating to the Insurance Policies have been properly accrued on the Balance Sheet.

      2.25 DEBT. Other than the Excluded Liabilities, at the Closing Sellers will not have any principal, interest or expenses in respect of borrowed money, capital leases, letters of credit and installment purchases incurred by the Companies prior to the Closing that creates a lien or encumbrance on any Purchased Asset.

      2.26 DISCLOSURE. The representations, warranties and other statements of the Sellers contained in this Agreement and the other documents, certificates and written statements furnished to the Purchaser by or on behalf of the Sellers pursuant thereto, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      2.27 SEVERAL REPRESENTATIONS OF THE BENEFICIAL OWNERS. Each Beneficial Owner severally represents to the Purchaser solely with respect to such Beneficial Owner as follows:

            (a) AUTHORITY. Such Beneficial Owner has all requisite power and authority to enter into this Agreement and perform such Beneficial Owner's obligations hereunder, and this Agreement has been duly authorized by such Beneficial Owner and constitutes a valid and binding obligation of such Beneficial Owner enforceable against such Beneficial Owner in accordance with its terms.

            (b) NO CONFLICT. The execution, delivery and performance of this Agreement and the other instruments and agreements contemplated hereby by such Beneficial Owner will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation ordinance, material contract or agreement, instrument, judgment, decree or order to which such Beneficial Owner is a party or by which such Beneficial Owner is bound.

            (c) BROKERS. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of any Beneficial Owner in connection with this Agreement or any of the Transactions, and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by such Beneficial Owner, except for Senior Living Investment Brokerage, Inc., whose fees and expenses will be paid by such Beneficial Owner.

                                   ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES OF
                                  THE PURCHASER

      The Purchaser represents and warrants to the Sellers that each of the statements contained in this ARTICLE 3 is true and correct and will be true and correct as of the Closing Date:

      3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

      3.2 AUTHORITY. The Purchaser has all requisite corporate power and authority to enter into this Agreement and perform such Purchaser's obligations hereunder, and this Agreement has been duly authorized by Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

      3.3 PURCHASER REQUIRED CONSENTS. Except as specified on SCHEDULE 3.3, no consent, order, authorization, approval, declaration or filing is required on the part of the Purchaser for or in connection with the execution, delivery or performance of this Agreement and the agreements, documents and instruments contemplated hereby, or the conduct of the Business by the Purchaser after the Closing (the "PURCHASER REQUIRED CONSENTS"). Without limiting the generality of the foregoing, the Purchaser Required Consents shall include (a) any and all local, state and federal licenses necessary to enable the Purchaser to operate the Acquired Facilities from and after the Closing and (b) the required certification by the appropriate Medicaid agencies and/or fiscal intermediaries necessary to enable Purchaser to bill and receive payment under the Medicaid program. The Purchaser has no reason to believe that all of the Purchaser Required Consents will not be obtained. Subject to obtaining the Purchaser Required Consents specified on SCHEDULE 3.3, the execution, delivery and performance of this Agreement and the other instruments, documents and agreements contemplated hereby by the Sellers will not result in any violation of, be in conflict with or constitute a default under, any law, statute, regulation, ordinance, agreement, contract, instrument, license, permit, authorization, judgment, decree or order to which Purchaser is a party or by which Purchaser is bound.

      3.4 BROKERS. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Purchaser in connection with this Agreement or any of the Transactions, and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by the Purchaser.

      3.5 DISCLOSURE. The representations, warranties and other statements of the Purchaser contained in this Agreement and the other documents, certificates and written statements furnished to the Purchaser by or on behalf of the Purchaser pursuant thereto, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading

                                   ARTICLE 4.
                            COVENANTS OF THE SELLERS

      4.1   CONDUCT OF THE BUSINESS.

            (a)   The Sellers will cause each Company to, prior to the Closing:

                  (i) maintain its corporate or limited liability company existence;

                  (ii) use all reasonable efforts to preserve the Business and its business organization intact, retain its permits, licenses and franchises, preserve the existing contracts and goodwill of its customers, suppliers, personnel and others having business relations with it;

                  (iii) conduct its business only in the ordinary course (including without limitation the collection of receivables and the payment of payables); and

                  (iv) use all reasonable efforts to operate in such a manner as to assure that the representations and warranties of the Sellers set forth in this Agreement on the date hereof will be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

            (b) Except as set forth on SCHEDULE 4.1(b), the Sellers will cause each Company not to, prior to the Closing, without the Purchaser's prior written consent (such consent not to be unreasonably withheld or delayed):

                  (i) change its method of management or operations in any material respect;

                  (ii) dispose of or acquire any material assets or properties or make any commitment to do so, other than inventory in the ordinary course of business;

                  (iii) subject any of its properties or assets to any lien, security interest, mortgage or encumbrance, in each case other than in the ordinary course of business;

                  (iv) modify, amend, cancel or terminate any Material Contract or any other existing agreement, contract or instrument material to any Company or the Business;

                  (v) make any change in the compensation paid or payable to any officer, director, employee, agent, representative or consultant as shown or required to be shown on a schedule hereto, or pay or agree to pay any bonus or similar payment (other than bonus payments or other amounts to which any Company is committed and which are expressly disclosed in this Agreement or a schedule hereto);

                  (vi) promote, change the job title of, or otherwise alter in any material respect the responsibilities or duties of, any management employee or officer of any Company;

                  (vii) enter into any lease, contract or agreement that if in existence on the date hereof would have constituted a Material Contract;

                  (viii) make any change in its accounting practices or procedures;

                  (ix) change its customer pricing, rebates or discounts, other than in the ordinary course of business;

                  (x) take any other action which could have a material adverse effect on the Business or the affairs, assets, condition (financial or otherwise) or prospects of any Company, or could adversely affect or detract from the value of any Company, its assets or the Business; or

                  (xi)  commit to do any of the foregoing referred to in clauses
      (i) - (x).

      4.2 EFFORTS. The Sellers will use all reasonable efforts (a) to cause the conditions specified in ARTICLE 6 to be satisfied as soon as practicable, and (b) to assist Purchaser in its due diligence efforts, including but not limited to the actions described in Section 1.7.

      4.3 EXCLUSIVITY. Until the termination of this Agreement, Sellers will not, and will cause each Company's equity owners, members, managers, officers, directors, employees and agents not to solicit or enter into any discussions or negotiations with, or furnish or cause to be furnished any information concerning a Company to any person or entity (other than Purchaser and its officers, managers, employees and agents) in connection with any proposed acquisition of all or a portion of a Company, whether by merger, purchase of equity interests, sale of the assets (not in the ordinary course of business) or other acquisition or business combination involving any Company. Each Seller agrees to promptly disclose to the Purchaser all such unsolicited offers or indications of interest and the terms thereof.

      4.4 CONFIDENTIALITY. Following the Closing, each Seller shall not, directly or indirectly, disclose, divulge or make use of any trade secrets or other information of a business, financial, marketing, technical or other nature pertaining to any Company or the Business, including information of others that any Company has agreed to keep confidential, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by any of the Sellers and except to the extent that disclosure of such information is required by law.

      4.5   NON-COMPETITION AND NON-SOLICITATION COVENANTS.

            (a) For a period of five years after the Closing, no Seller shall, directly or indirectly, or as a stockholder, partner, member, manager, employee, consultant or other owner or participant in any Person other than the Purchaser, engage in or assist any other Person to engage in any business in which any Company is engaged or in which any Company is planning to engage or is considering engaging on the date hereof, anywhere within 25 miles from any Company or from any Acquired Facility without the prior written consent of the Purchaser; provided, however, any Seller may request that the Purchaser consent, in writing, to a consulting engagement or activity which may violate the terms of this Section 4.5 and such consent shall not be unreasonably withheld.

            (b) For a period of five years after the Closing, no Seller shall, directly or indirectly, solicit, endeavor to entice away from the Purchaser or any of its Affiliates, or offer employment or a consulting or other position to, or otherwise interfere with the business relationship of the Purchaser or any of its Affiliates with, any Person who is, or was within the one-year period prior thereto, a customer or employee of, consultant or supplier to, referral source for or other Person having a material business relationship with, the Purchaser or any of its Affiliates.

            (c) The foregoing covenants shall not be applicable to any Seller that enters into any form of agreement with non-competition and non-solicitation covenants with Purchaser.

      4.6 INJUNCTIVE RELIEF; LIMITATION ON SCOPE. Each of the Sellers acknowledges that any breach or threatened breach of the provisions of Sections 4.3, 4.4 or 4.5 of this Agreement will cause irreparable injury to the Purchaser for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Purchaser shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive relief, without necessity of posting a bond, restraining the Sellers from committing such breach or threatened breach. The right provided under this Section 4.6 shall be in addition to, and not in lieu of, any other rights and remedies available to the Purchaser. The Sellers further acknowledge that the provisions of Sections 4.4 and 4.5 of this Agreement are made as a material inducement to the Purchaser and its Affiliates to consummate the Transactions contemplated by this Agreement, which Transactions are of substantial benefit to the Sellers, and that such provisions are reasonable in geographic scope, duration, activity and subject.

      4.7 DELIVERY OF FINANCIAL STATEMENTS. From the date hereof until the Closing, the Sellers will deliver to the Purchaser, not later than 30 days after the end of each month, an unaudited, consolidated balance sheet as of the end of such month and unaudited, consolidated statements of cash flows, income and members' equity for the Companies for such month. The Sellers covenant and agree that such financial statements and the notes thereto, if any, shall be complete and accurate in all material respects and fairly present the financial condition of the Companies at the respective dates thereof and the results of their operations for the respective months then ended, and shall be prepared in accordance with the books and records of the Companies in conformity with generally accepted accounting principles, consistently applied with the financial statements referred to in Section 2.4, except for the omission of footnotes and normal, immaterial year-end adjustments.

      4.8 USE OF Name. Following the Closing, the Purchaser shall have the exclusive right to use the names "Holmesdale," "Carmel Hills", and "Liberty Terrace" and any derivations thereof, in connection with the operation of the Business; provided, however, that Sellers shall not be obligated to change the existing names of any of their corporations or other entities.

      4.9 BROKER FEES. The Beneficial Owners shall be jointly and severally responsible for paying any and all broker fees, expenses or other payments incurred by the Beneficial Owners in connection with the Transactions, including those incurred with respect to Senior Living Investment Brokerage, Inc.

      4.10 ACCRUED PTO. As soon as reasonably practicable following the Closing, Sellers shall pay all Accrued PTO obligations of the Companies relating to a period prior to the Closing.

                                   ARTICLE 5.
                           COVENANTS OF THE PURCHASER

      5.1 REPRESENTATIONS AND WARRANTIES. Until the Closing Date, the Purchaser will not take any action that would cause any of the representations and warranties made by the Purchaser in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      5.2 EFFORTS. The Purchaser will use all commercially reasonable efforts to cause the conditions specified in ARTICLE 6 to be satisfied as soon as practicable.

      5.3 CONFIDENTIALITY. Pending the Closing, all proprietary information obtained by the Purchaser from or on behalf of any Company will be kept confidential and will not be disclosed by the Purchaser other than to its partners, members, managers, directors, officers, employees, and advisors, as necessary; provided that the foregoing restriction shall not apply to information which (a) is lawfully and independently obtained by the Purchaser from a third party without restriction as to disclosure by the Purchaser, (b) was known by the Purchaser prior to its disclosure by or on behalf of any Company, (c) is in the public domain or enters into the public domain through no fault of the Purchaser, (d) is independently developed by the Purchaser without reference to information provided by or on behalf of any Company or (e) the Purchaser is required by law or legal process to disclose. If this Agreement is terminated, and if requested in writing by the Sellers, the Purchaser will cause to be delivered to the Sellers all materials obtained by the Purchaser from or on behalf of any Company, whether obtained before or after the date of this Agreement.

      5.4 ADMINISTRATIVE FILINGS AND APPEALS. Purchaser shall have responsibility for preparation of all applications for governmental approvals required as a condition to Closing as set forth herein, and of any filings and applications made pursuant thereto, including but not limited to the preparation of any application or statement to be made to any governmental body. Sellers shall reasonably cooperate in the preparation of such applications and filings and, if necessary, join in any such applications.

      5.5 PUBLIC ANNOUNCEMENTS. Purchaser shall consult with and obtain the agreement of Sellers before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation or agreement, provided, however, in case of any press release or public statement which may be required by applicable law or any contract or agreement of the Purchaser, Purchaser will not, to the extent reasonably possible, issue any such press release or make any such public statement prior to consulting with the Sellers. Each party hereto agrees that it will not unreasonably withhold any such consent or issue any press release or make any public statement.

                                   ARTICLE 6.
                              CONDITIONS TO CLOSING

      6.1 CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS. The obligation of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment to the satisfaction of, or waiver by, the parties of each of the following conditions on or prior to the Closing:

            (a) NO TERMINATION. This Agreement shall not have been terminated pursuant to ARTICLE 7.

            (b) No ADVERSE PROCEEDINGS. On the Closing Date, no action or proceeding shall be pending before any governmental authority to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

            (c) NO VIOLATIONS. The consummation of the Transactions shall not violate any governmental rule which could have a material adverse effect on the Business or the affairs, assets, condition (financial or otherwise) or prospects of any Company, and which is incapable of being cured.

      6.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. Unless waived in writing by the Purchaser, the obligation of the Purchaser hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers contained in ARTICLE 2 shall be true and accurate in all material respects (except that the representations and warranties in Sections 2.1 and 2.2, and each other representation or warranty to the extent qualified by materiality, shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date.

            (b) COVENANTS PERFORMED. Each of the Sellers shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by them hereunder on or prior to the Closing Date.

            (c) COMPLIANCE CERTIFICATE. The Purchaser shall have received a certificate of the Sellers certifying as to the matters set forth in Sections 6.2(a) and 6.2(b) above.

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

            (d) CERTIFICATES; DOCUMENTS. The Purchaser shall have received copies of each of the following for each of the Companies, certified to its satisfaction by an officer of each such Company: (i) the Company's Certificate of Incorporation, as amended, certified by the Secretary of State of the state of its organization as of a recent date, or the Company's Certificate of Formation, as amended, certified by the Secretary of State of the state of its organization as of a recent date; (ii) a form of bylaws applicable to each Company that is a corporation, and a form of LLC Operating Agreement applicable to each Company that is a limited liability company (together with a certification that the actual bylaws or LLC Operating Agreement, as the case may be, for each such Company is substantially in the form of the documents provided); (iii) if applicable, resolutions and votes from each Company's Board of Directors and stockholders, members or similar Persons authorizing M. Terence Reardon to sign this Agreement and take all actions necessary to consummate the transactions contemplated hereby, and (iv) a certificate of the Secretary of State of its state of organization as of a recent date as to the legal existence and good standing of the Company. The Sellers shall have used commercially reasonable efforts, and cooperated with Purchaser, in an effort to obtain a certificate of good standing for each Company from the Secretary of State of the State of Missouri. The Purchaser shall also have received such other certificates, documents and materials as it shall reasonably request.

            (e) SELLER REQUIRED CONSENTS, CERTIFICATION AND LICENSES RECEIVED. The Sellers shall have obtained and delivered to the Purchaser copies of (i) all Sellers' Required Consents listed on or required to be listed on SCHEDULE 2.15, and (ii) all other consents, licenses, approvals, permits or authorizations which are identified in writing by the Purchaser on or prior to January 31, 2006 and are required to be obtained for the Transactions contemplated hereby and as to which the failure to obtain the same could have a material adverse effect on the Business or the affairs, assets, condition (financial or otherwise) or prospects of any Company, or interfere with the Purchaser's right or ability to consummate the Transactions.

            (f) PURCHASER REQUIRED CONSENTS, CERTIFICATION AND LICENSES RECEIVED. The Purchaser shall have obtained and delivered to the Sellers copies of all Purchaser Required Consents listed on SCHEDULE 3.3 and no such Purchaser Required Consents shall have been withdrawn or suspended. Without limiting the generality of the foregoing, the Purchasers' Required Consents shall include (a) any and all local, state and federal licenses necessary to enable Purchaser to operate the Acquired Facilities from and after the Closing and (b) the required certification by the appropriate Medicaid agencies and/or fiscal intermediaries necessary to enable Purchaser to bill and receive payment under the Medicaid program.

            (g) INSTRUMENTS OF TRANSFER. Each Company shall have delivered to the Purchaser such bills of sale, leases, assignments and other instruments of transfer as the Purchaser may reasonably require to transfer to it good and marketable title to the Purchased Assets, free and clear of all liens, security interests, mortgages, encumbrances and restrictions of every kind.

            (h) NO INJUNCTION. The consummation of the Transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

            (i) PURCHASE OF OWNED PROPERTY. The Purchaser shall have (i) completed its review of the environmental condition of the Owned Property pursuant to Section 1.7(c), (ii) resolved any objections to title set forth in a Title Notice or Gap Notice in accordance with Sections 1.6(b) and 1.6(c), and
(iii) received unconditional commitments from a title company to issue the Title Policy.

            (j) OPERATIONS TRANSFER AGREEMENT. On or prior to January 31, 2006, each of the Companies that operates a skilled nursing facility and/or a residential care facility and the Purchaser shall have entered into an operations transfer agreement substantially in the form attached hereto as
Exhibit 6.2(j) (the "OPERATIONS TRANSFER AGREEMENT").

            (k) ADVERSE CHANGE OR CONDITION. Since the Balance Sheet Date, there shall have been no event which has had or, together with any other events, could have a material adverse effect on the Business or the affairs, assets or prospects of any Company, whether or not such effect is foreseeable, and since the execution of this Agreement, the Purchaser shall have become aware of no development or event adversely affecting the Business or its prospects.

            (l) INSURANCE COVERAGE. The Sellers shall have provided evidence reasonably satisfactory to Purchaser that the Sellers have arranged for insurance coverage adequate to insure, or assets (including any trust account established for this purpose) sufficient to self insure, against all liabilities, claims and risks against which it is customary for companies similarly situated as the Companies to insure, to remain in full force and effect to cover claims brought after the Closing where the events giving rise to such claims occurred prior to the Closing; provided, however, this condition will be deemed satisfied if Sellers' liability trust established for this purpose has at least Three Hundred Thousand Dollars ($300,000) in assets or cash.

            (m) ACTIONS AND PROCEEDINGS. Prior to the Closing, all actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incident hereto and all other legal matters required for such transactions shall have been reasonably satisfactory to counsel for the Purchaser.

            (n) NO BAN ON NEW ADMISSIONS. None of the Acquired Facilities shall be operating under a ban on new admissions or an order of denial of payment for new admissions.

            (o) MDS FORMS AND CERTIFICATIONS. The Sellers shall have delivered a certificate stating that there are current, complete and signed MDS forms and physician certifications in the medical record of each patient included in the patient census for all Acquired Facilities.

            (p) LIST OF SERVICE PROVIDERS. Prior to the Closing, Sellers shall provide to Purchaser a schedule setting forth a complete list of all of the physicians, physical therapists, occupational therapists, nutritionists and other health care providers who provide medical or other services to residents of the Companies on an independent contractor basis, and the material terms of such arrangements.

            (q) EMPLOYEES. Seventy-five percent (75%) of the employees listed on SCHEDULE 2.21(d) have agreed to initially accept employment with Purchaser, provided, however, that this condition will be deemed satisfied with respect to any employee who was not offered employment on similar terms from the Purchaser following the Closing.

            (r) MEDICAID ESCROW AGREEMENTS. On or prior to the Closing, each of the Companies that operates a skilled nursing facility and/or a residential care facility and the Purchaser and the Sellers shall have entered into the Medicaid Escrow Agreements with the Medicaid Escrow Agent substantially in the form attached hereto as Exhibit 6.2(r).

            (s) CONSULTING AGREEMENT. The Consulting Agreement shall not have been terminated or withdrawn and will be in full force and effect immediately after the consummation of the Transactions contemplated hereby.

      6.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS. Unless waived in writing by the Beneficial Owners, the obligation of the Sellers hereunder to consummate the Transactions is subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in ARTICLE 3 shall be true and accurate in all material respects (except that each representation or warranty to the extent qualified by materiality, shall be true and correct in all respects) on and as of the Closing Date with the same effect as though made on and as of such date.

            (b) COVENANTS PERFORMED. The Purchaser shall have performed and complied in all material respects with the covenants, agreements and conditions required to be performed or complied with by it hereunder on or prior to the Closing Date.

            (c) COMPLIANCE CERTIFICATE. The Sellers shall have received a certificate of the Purchaser certifying as to the matters set forth in Sections 6.3(a) and (b) above.

            (d) PURCHASER REQUIRED CONSENTS, CERTIFICATION AND LICENSES RECEIVED. The Purchaser shall have obtained and delivered to the Sellers copies of all Purchaser Required Consents listed on SCHEDULE 3.3 and no such Purchaser Required Consents shall have been withdrawn or suspended.

            (e) NO INJUNCTION. The consummation of the Transactions contemplated hereby shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction.

            (f) CERTIFICATES; DOCUMENTS. The Sellers shall have received copies of each of the following for the Purchaser, certified to its satisfaction by an officer of the Purchaser: (i) the Purchaser's Certificate of Incorporation, as amended, certified by the Secretary of State of Delaware as of a recent date; (ii) a form of bylaws applicable to each Company that is a corporation, and a form of LLC Operating Agreement applicable to each Company that is a limited liability company (together with a certification that the actual bylaws or LLC Operating Agreement, as the case may be, for each such Company is substantially in the form of the documents provided); (iii) if applicable, resolutions and votes from each Company's Board of Directors and stockholders, members or similar Persons authorizing Beneficial Owners to sign this Agreement and take all actions necessary to consummate the transactions contemplated hereby, and (iv) a certificate of the Secretary of State of its state of organization as of a recent date as to the legal existence and good standing of the Company. The Sellers shall have used commercially reasonable efforts, and cooperated with Purchaser, in an effort to obtain a certificate of good standing for each Company from the Secretary of State of the State of Missouri. The Purchaser shall also have received such other certificates, documents and materials as it shall reasonably request.

            (g) ACTIONS AND PROCEEDINGS. Prior to the Closing, all actions, proceedings, instruments and documents required to carry out the Transactions contemplated hereby or incident hereto and all other legal matters required for such Transactions shall have been reasonably satisfactory to counsel for the Sellers.

                                   ARTICLE 7.
                                  TERMINATION

      7.1 TERMINATION. This Agreement and the Transactions contemplated hereby may be terminated at any time prior to the Closing:

            (a)   by mutual written consent of the Purchaser and the Sellers;

            (b) by the Purchaser, if any Seller shall have breached or failed to perform in any material respect any of such Seller's obligations, covenants or agreements under this Agreement, or if any of the representations and warranties of any Seller set forth in this Agreement shall not be true and correct to the extent set forth in Section 6.2(a), and such breach, failure or misrepresentation is not cured to the Purchaser's reasonable satisfaction within 30 days after the Purchaser gives the Sellers written notice identifying such breach, failure or misrepresentation;

            (c) by the Sellers, if the Purchaser shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under this Agreement, or any of the representations and warranties of the Purchaser set forth in this Agreement shall not be true and correct to the extent set forth in Section 6.3(a), and such breach, failure or misrepresentation is not cured to the Sellers' reasonable satisfaction within 30 days after the Sellers give the Purchaser written notice identifying such breach, failure or misrepresentation;

            (d) by either party, if the conditions set forth in Section 6.1 become incapable of satisfaction;

            (e) by the Purchaser, if the conditions set forth in Section 6.2 become incapable of satisfaction; (f) by the Purchaser, in accordance with
Section 1.6 or Section 1.7(c); (g) by the Sellers, if the conditions set forth in Section 6.3 become incapable of satisfaction;

            (h) by the Purchaser or the Sellers, if the Closing shall not have occurred on or before March 31, 2006 or such other date, if any, as the Purchaser and the Sellers may agree in writing; or

            (i) by the Purchaser prior to January 31, 2006, if the Purchaser is not satisfied with its due diligence review of the Purchased Assets and the Business in any respect, as determined by Purchaser in its reasonable discretion;

except that this Agreement may not be terminated under this Section by or on behalf of any party that is in breach of any representation or warranty or in violation of any covenant or agreement contained herein.

      7.2   EFFECT OF TERMINATION.

            (a) If, and only if, (i) this Agreement is terminated by the Sellers pursuant to Section 7. 1(c), and (ii) none of the Sellers is in material breach of any representation or warranty contained herein, or material violation or any covenant or agreement contained herein, then the Purchaser and the Sellers shall instruct the Escrow Agent to deliver the Deposit, together with any interest thereon, immediately to the Sellers. Delivery of such amount to the Sellers pursuant to this Section 7.2(a) shall be as liquidated damages and not as a penalty, and shall be the Sellers' exclusive remedy, and neither the Purchaser nor any of its Affiliates shall have any other liability or obligation to the Sellers hereunder, or with respect to the Transactions contemplated hereby. Such liquidated damages have been computed and estimated as a reasonable forecast of the probable actual loss to the Sellers because of the difficulty of estimating with exactness the damages which would actually result.

            (b) If this Agreement is terminated in any manner, or under any circumstance (other than as set forth in Section 7.2(a) above), including but not limited to the circumstances contemplated under Section 1.6 or Section 1.7(c); then the Sellers and the Purchaser shall immediately instruct the Escrow Agent to deliver the Deposit, together with any interest thereon, immediately to the Purchaser, and the Purchaser and its affiliates shall have no further liability or obligation to the Sellers hereunder, or with respect to the Transactions contemplated hereby.

            (c) If the Purchaser terminates this Agreement at a time when any of the Sellers are in material breach of any representation or warranty contained herein, or in material violation of any covenant or agreement contained herein, then, in addition to the rights and obligations of the parties under Subsection (b) above, the Sellers shall remain liable for such breaches and violations, and nothing contained herein shall be deemed to restrict the rights and remedies available to the Purchaser against such party or parties.
(d) The obligations of the Purchaser under Section 5.3 shall survive the termination of this Agreement for a period of one year.

                              ARTICLE 8. SURVIVAL;
                                 INDEMNIFICATION

      8.1 SURVIVAL. The representations, warranties, covenants and agreements contained herein shall survive the Closing. No action for a breach of the representations, warranties, covenants, or agreements contained herein nor any demand for indemnification shall be brought more than two years following the Closing Date, except for claims or potential claims of which the Sellers have been notified with reasonable specificity by the Purchaser, or claims of which the Purchaser has been notified with reasonable specificity by the Sellers, within such two-year period.

      8.2   INDEMNIFICATION BY THE SELLERS.

            (a) GENERAL. Subject to any applicable limitations set forth below in this Section 8.2, the Sellers shall, jointly and severally, indemnify and hold the Purchaser and its Affiliates harmless from and against all claims, liabilities, obligations, costs, damages, losses and expenses (including reasonable attorneys fees) of any nature, except for Lost Profit Losses which are defined and set forth in Section 8.2(b) below (collectively, "Losses") arising out of or relating to (i) any breach or violation of the representations, warranties, covenants or agreements of the Sellers set forth in this Agreement, in the Operations Transfer Agreements, or in any certificate or document delivered by the Sellers pursuant to this Agreement, (ii) any lien, security interest, mortgage, restriction or encumbrance on the Purchased Assets after the Closing as a result of matters existing or relating to any period prior to the Closing, or (iii) any Excluded Liability (regardless of whether information with respect thereto is set forth on a Schedule hereto).

            (b)   Subject to any applicable limitations set forth below in this
Section 8.2, the Sellers shall, jointly and severally, indemnify the Purchaser and its assignees designated pursuant to the introductory paragraph of this Agreement for lost profits of the Business (collectively, "LOST PROFIT Losses") to the extent that such Lost Profit Losses are caused by any breach or violation of the representations, warranties, covenants or agreements of the Sellers set forth in this Agreement, in the Operations Transfer Agreements, or in any certificate or document delivered by the Sellers pursuant to this Agreement.

            (c) If the Closing occurs, (i) no Company shall have any obligation to indemnify or be liable with respect to that portion of Losses or Lost Profit Losses in excess of the total amount of the Purchase Price allocated to such Company on Schedule 1.5, and (ii) no Beneficial Owner shall have any obligation to indemnify or be liable with respect to that portion of Losses or Lost Profit Losses in excess of the product of (x) such Beneficial Owner's percentage interest in all Companies multiplied by (y) the total amount of the Purchase Price allocated to such Companies on Schedule 1.5; provided, that (i) claims arising out of the representations and warranties contained in Sections 2.3, 2.14, 2.16, 2.22, or 2.23 (the "SPECIFIED REPRESENTATIONS") and (ii) indemnification claims pursuant to subsection (iii) of Section 8.2(a) shall not be subject to the foregoing limitation and shall not be included in the determination of whether the limit in this Section 8.2 has been reached.

            (d) Notwithstanding anything in this Agreement to the contrary, the maximum amount of the obligation of the Sellers under this Section 8.2 or under any other provision of this Agreement to Purchaser and its Affiliates shall be subject to the following limitation:

                  (i) No Seller shall have any liability pursuant to Section 8.2(a) until the aggregate Losses suffered or incurred by Purchaser for which Purchaser is entitled to indemnification hereunder exceeds Fifty Thousand Dollars ($50,000) (the "THRESHOLD"). The parties acknowledge and agree that the Threshold shall be a deductible, and that Sellers shall only have liability hereunder for Losses over and above the Threshold.

                  (ii) No Seller shall have any liability pursuant to Section 8.2(b) until the aggregate Lost Profit Losses suffered or incurred by Purchaser for which Purchaser is entitled to indemnification hereunder exceeds Five Hundred Thousand Dollars ($500,000) (the "LOST PROFIT THRESHOLD"). The parties acknowledge and agree that the Lost Profit Threshold shall be a deductible, and that Sellers shall only have liability hereunder for Lost Profit Losses over and above the Lost Profit Threshold.

                  (iii) The limitation set forth above shall not apply to conduct of the Sellers constituting fraud or intentional misrepresentation or any breach of the Operations Transfer Agreements.

      8.3 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold the Sellers harmless from and against all Losses arising out of or relating to any breach or violation of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement.

      8.4 CALCULATION OF LOSSES. The amount of Losses and Lost Profit Losses incurred by a party seeking indemnification hereunder shall be calculated after taking into account insurance proceeds and other third party recoveries by, and tax costs and benefits to, such party.

      8.5 DEFENSE OF CLAIMS. Upon acknowledgement in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnified party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld.

                                   ARTICLE 9.
                                  MISCELLANEOUS

      9.1 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

            (a)   if to the Sellers, to:

                  M. Terence Reardon
                  9101 Buena Vista
                  Prairie Village, Kansas 66207

                  with a copy (which shall not constitute notice) to:

                  Senior Living Investment
                  Brokerage 20 Allen
                  Avenue, Suite 410 St.
                  Louis, MO 63119
                  Attention: Jeff Binder

                  and with a copy (which shall not constitute notice) to:

                  Blackwell Sanders Peper
                  Martin LLP 4801 Main St.,
                  Suite 1000 Kansas City,
                  MO 64112 Attention: Linda
                  K. Tiller

            (b)   if to the Purchaser, to:

                  Skilled Healthcare
                  Group, Inc. 27442
                  Portola Parkway, Suite
                  200 Foothill Ranch, CA
                  92610 Attention:
                  General Counsel

                  with a copy (which shall not constitute notice) to:

                  Latham & Watkins LLP
                  650 Town Center Drive,
                  20th Floor Costa Mesa,
                  CA 92626 Attention:
                  Derek D. Dundas David
                  C. Meckler

or at such other address as may have been furnished by such person in writing to the other parties.

      9.2 Severability AND Governing Law. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri, without regard to its conflicts of laws principles.

      9.3 AMENDMENTS, WAIVERS. This Agreement may be amended or modified only with the written consent of the Purchaser and the Sellers. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights provided hereunder are cumulative and not exclusive of any rights, powers or remedies provided by law.

      9.4 EXPENSES. Whether or not the Transactions contemplated hereby are consummated, (a) the legal, accounting, financing and due diligence expenses incurred by the Purchaser in connection with the Transactions will be borne by the Purchaser and (b) the legal and other costs and expenses incurred by the Beneficial Owners or any Company in connection with the Transactions contemplated hereby will be borne by the Sellers.

      9.5 SUCCESSORS AND ASSIGNS. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto except that (a) the indemnification and other rights hereunder of a party may be assigned to any bank or other financial institution which is or becomes a lender to the Purchaser or any of its successors and assigns and (b) this Agreement may be assigned by the Purchaser to any of its Affiliates or, to any Person acquiring a material portion of the assets, business or securities of the Purchaser, whether by merger, consolidation, sale of assets or securities or otherwise.

      9.6 ENTIRE AGREEMENT. This Agreement, the attached exhibits and schedules, and the other agreements, documents and instruments contemplated hereby contain the entire understanding of the parties, and there are no further or other agreements or understanding, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

      9.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and with counterpart facsimile signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

      9.8 HEADINGS. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      9.9 FURTHER ASSURANCES. Following the Closing, the Sellers will execute and deliver to the Purchaser such documents and take such other actions as the Purchaser may reasonably request in order to fully consummate the Transactions.

      9.10 THIRD PARTY BENEFICIARIES. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any Person that is not a party hereto or a permitted assignee of a party hereto.

      9.11 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or documents contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

      9.12 SCHEDULES AND Exhibits. All schedules (as the same may be updated as provided herein) and exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. All Schedules delivered with this Agreement shall be arranged to correspond with the numbered and lettered Sections and Subsections contained in this Agreement, and the disclosures in such Schedules shall qualify only the corresponding Sections and Subsections contained in this Agreement, unless otherwise expressly provided herein.

                                  ARTICLE 10.
                                   DEFINITIONS

      The following terms, as used in this Agreement, have the meanings given to them where indicated below:

Term                                              SECTION OR PLACE WHERE DEFINED
----                                              ------------------------------
Accrued PTO                                           Section 1.4
Acquired Facilities                                   Section 2.1
Affiliate                                             Section 2.6
Agreement                                             Preamble
Assumed Liabilities                                   Section 1.4
Assumed Operating Contracts                           Section 1.1
Authorizations                                        Section 2.19
Balance Sheet                                         Section 2.4
Balance Sheet Date                                    Section 2.4
Beneficial Owners                                     Preamble
Benefit Plans                                         Section 2.22
Bonds                                                 Section 2.6
Business                                              Section 2.1
Closing                                               Section 1.8
Closing Date                                          Section 1.8
Code                                                  Section 2.22
Company or Companies                                  Preamble
Company Deposits                                      Section 2.6
Company Intellectual Property                         Section 2.10
Consulting Agreement                                  Introduction
Deed                                                  Section 1.6(e)
Deposit                                               Section 1.3(c)
Equity Interests                                      Introduction
ERISA                                                 Section 2.22
Escrow Agent                                          Section 1.3(c)
Escrow Fund                                           Exhibit 1.3(c)
Excluded Assets                                       Section 1.2
Excluded Liabilities                                  Section 1.4
Gap Notice                                            Section 1.6(c)
HIPAA                                                 Section 2.16
Improvements                                          Section 1.1
Inspection Period                                     Section 1.7
Insurance Policies                                    Section 2.24
Intellectual Property                                 Section 2.10
Knowledge of Sellers                                  Preamble to Article 2

TERM                                              SECTION OR PLACE WHERE DEFINED
----                                              ------------------------------
Losses                                                    Section 8.2
Lost Profit Losses                                        Section 8.2
Lost Profit Threshold                                     Section 8.2
Material Contracts                                        Section 2.6
Material Customers                                        Section 2.12
Medicaid Escrow Agent                                     Section 1.3
Medicaid Escrow Agreement                                 Section 1.3
Medicaid Escrow Amount                                    Section 1.3
Medical Waste Laws                                        Section 2.23
Operations Transfer Agreement                             Section 6.2
Owned Property                                            Section 2.7
Permitted Encumbrances                                    Section 1.3(b)
Permitted Exceptions                                      Section 1.6(d)
Permitted Investments                                     Exhibit 1.3(c)
Person                                                    Section 2.10
Purchased Assets                                          Section 1.1
Purchase Price                                            Section 1.3
Purchaser                                                 Preamble
Purchaser Required Consents                               Section 3.3
Real Estate Survey                                        Section 1.6
Securities Act                                            Section 2.6
Seller or Sellers                                         Preamble
Sellers' Required Consents                                Section 2.15
Specified Representations                                 Section 8.2
Surveys                                                   Section 2.16
Taxes                                                     Section 1.4
Threshold                                                 Section 8.2
Title Inspection Period                                   Section 1.6
Title Notice                                              Section 1.6
Title Policy                                              Section 1.6(e)
Title Report                                              Section 1.6
Transactions                                              Introduction

                            [Signature Pages follow]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

                                        PURCHASER:

                                        SKILLED HEALTHCARE GROUP, INC.

                                        By: /s/ Jose Lynch
                                           -------------------------------------
                                        Name:  Jose Lynch
                                        Title: President


                                        SELLERS:

                                        HOLMESDALE CARE CENTER, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        HOLMESDALE DEVELOPMENT, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        CARMEL HILLS LIVING CENTER, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        CARMEL HILLS PROPERTY, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        LIBERTY TERRACE NURSING, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        LIBERTY TERRACE CARE CENTER, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                [Signature Page to the Asset Purchase Agreement]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written.

                                        PURCHASER:

                                        SKILLED HEALTHCARE GROUP, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        SELLERS:

                                        HOLMESDALE CARE CENTER, INC.

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: President

                                        HOLMESDALE DEVELOPMENT, LLC

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: Managing Member

                                        CARMEL HILLS LIVING CENTER, INC.

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: President

                                        CARMEL HILLS PROPERTY, LLC

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: Managing Member

                                        LIBERTY TERRACE NURSING, LLC

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: Managing Member

                                        LIBERTY TERRACE CARE CENTER, INC.

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        Name: M. Terence Reardon
                                        Title: President

                [Signature Page to the Asset Purchase Agreement]

                                        BENEFICIAL OWNERS

                                        M. TERENCE REARDON TRUST

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        M. Terence Reardon, Co-Trustee

                                        By: /s/ M. Sue Reardon
                                           -------------------------------------
                                        M. Sue Reardon, Co-Trustee

                                        M. SUE REARDON TRUST

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        M. Terence Reardon, Co-Trustee

                                        By: /s/ M. Sue Reardon
                                           -------------------------------------
                                        M. Sue Reardon, Co-Trustee

                                        M. TERENCE REARDON

                                        By: /s/ M. Terence Reardon
                                           -------------------------------------
                                        M. Terence Reardon

                                        M. SUE REARDON

                                        By: /s/ M. Sue Reardon
                                           -------------------------------------
                                        M. Sue Reardon

                [Signature Page to the Asset Purchase Agreement]

                                 ACKNOWLEDGMENT

      Escrow Agent executes this Agreement below as of the date first written above solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.3(c) and 7.2 hereof.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY,
a Missouri corporation

By: /s/ Gus Aguilar
   -------------------------------------
Name:  Gus Aguilar
Title: Assistant Vice President, Senior Escrow Officer

                [Signature Page to the Asset Purchase Agreement]

                                 EXHIBIT 1.3(c)

                        ESCROW AGENT'S GENERAL PROVISIONS

(a) APPOINTMENT OF ESCROW AGENT. Chicago Title Insurance Company is hereby appointed as the Escrow Agent under this Agreement, and the Escrow Agent hereby accepts such appointment.

(b) DEPOSIT OF ESCROW FUND. Pursuant to this Agreement, the Purchaser has deposited, via wire transfer of immediately available funds, with the Escrow Agent the Deposit. The Deposit, together with all interest, dividends and other income earned with respect thereto, less amounts distributed from time to time in accordance herewith, is referred to herein as the "ESCROW FUND". The Escrow Fund will be held, invested and disbursed by the Escrow Agent in accordance with the terms hereof.

(c) RELEASE OF ESCROW FUND. The Escrow Fund will be retained by the Escrow Agent and shall only be distributed pursuant to the following terms:

      (i) RELEASE AT CLOSING. At the closing of the transactions contemplated by the Purchase Agreement, the Escrow Agent shall deliver the Escrow Fund by wire transfer of immediately available funds, as directed in joint written instructions from the Purchaser and the Beneficial Owners, to the Purchaser or to such account as the Purchaser shall direct, to be credited towards payment of the Purchase Price under the Purchase Agreement.

      (ii) RELEASE AT REQUEST OF PURCHASER AND BENEFICIAL OWNERS. Notwithstanding any term in this Agreement to the contrary, the Escrow Agent shall release the Escrow Fund (on account of the termination of the Purchase Agreement or otherwise) in accordance with any joint written instructions received from the Beneficial Owners and the Purchaser. The Escrow Fund shall be delivered by wire transfer of immediately available funds to the Purchaser or the Beneficial Owners, as the case may be, two (2) business days after receipt by the Escrow Agent of such joint written instructions. In the event that the Escrow Agent has not received such joint written instructions, the Escrow Fund shall remain in escrow with the Escrow Agent until such time as the Escrow Agent receives a copy of a final, non-appealable order of a court of competent jurisdiction as to the disposition of the Escrow Fund, whereupon the Escrow Agent shall deliver the Escrow Fund in accordance with such court order.

      (iii) If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions hereof.

      (iv) Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent's normal electronic funds transfer procedures.

(d)   INVESTMENT OF ESCROW FUND.

      (i) The Escrow Agent shall invest and reinvest the Escrow Fund in Permitted Investments (as defined below) as directed by joint written instruction from the Purchaser and the Beneficial Owners; provided that such Permitted Investments shall have maturity dates that permit payments to be made from the Escrow Fund in accordance with the terms hereof. Absent its timely receipt of such specific written investment instructions, the Escrow Agent shall invest the Escrow Fund in any Permitted Investments. Investments pursuant to such investment instructions described above shall in all instances be subject to availability (including any time-of-day requirements). "PERMITTED INVESTMENTS" shall mean (i) savings or interest bearing accounts at Bank of America, (ii) readily marketable obligations of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America or an agency thereof available through Bank of America; (iii) negotiable certificates of deposit available at Bank of America; or (iv) shares of so-called "money market funds" available through Bank of America.

      (ii) In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind or to invest the Escrow Fund other than as expressly provided herein. The Escrow Agent shall not be responsible for any loss incurred upon any such investment made in good faith and under circumstances not constituting willful misconduct or gross negligence. The Escrow Agent may sell or liquidate investments in order to comply with this Agreement and instructions issued hereunder, and shall not be responsible for any loss due to interest rate fluctuation, early withdrawal penalty or market value changes. The Purchaser and the Beneficial Owners understand that investments of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or by any state or municipality, and that such investments do not necessarily earn a fixed rate of return.

      (iii) All income earned on the Escrow Fund, after payment of expenses incurred in connection therewith, shall be reported as income to the party that eventually receives the Escrow Fund. The Purchaser and the Beneficial Owners each agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the date on which interest or other income is first earned by the Escrow Fund. The Purchaser and the Beneficial Owners each understands that, in the event tax identification numbers are not certified to the Escrow Agent prior to any income being earned on the Escrow Fund, the Internal Revenue Code may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

(e)   PROVISIONS REGARDING ESCROW AGENT.

      (i) The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties.

      (ii) The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between the Purchaser, the Sellers and/or any other third party which may be referred to herein or as to which the escrow relationship created by this Agreement relates, including but not limited to this Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth or as provided for herein, other than any joint written instructions of the Purchaser and the Beneficial Owners.

      (iii) The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Agreement. The Escrow Agent may rely upon and act upon any written notice, certificate, statement, request, advice, instruction, direction or other instrument or signature received by it that it believes in good faith to be genuine and to have been delivered pursuant to the provisions of this Agreement, and may assume that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Agreement or the Escrow Agent's duties hereunder, has been duly authorized to do so. The Escrow Agent will not be liable for any error of judgment, mistake of fact or law, any act or omission, or any step taken or not taken, except as a result of its willful misconduct or gross negligence. This provision shall survive resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

      (iv) The Escrow Agent may consult with and obtain advice from legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice of its legal counsel. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any of the other parties hereto, or anyone else, to perform or comply with any provisions of this Agreement.

      (v) If at any time the Escrow Agent shall be in doubt as to the party or parties entitled to receive any or all of the Escrow Fund, or the Escrow Agent shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, or if for any other reason it shall be unable in good faith to determine the party or parties entitled to receive a disbursement from the Escrow Fund, or be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Section (c) of this
            Exhibit 1.3(c), whereupon the Escrow Agent shall make such disbursement in accordance with such joint written instructions or in accordance with a final, non-appealable order of a court of competent jurisdiction as to the disposition of the Escrow Fund. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of Sellers and Purchaser, institute or defend such proceedings. The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute hereunder, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court. The Escrow Agent's fees and costs for such litigation shall be reimbursed as incurred as provided in Section (f) of this Exhibit 1.3(c) below.

      (vi) In no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, actions of public authorities, or any other similar cause or catastrophe, in each case beyond the Escrow Agent's reasonable control.


      (vii) The Escrow Agent makes no representations as to the validity, value, genuineness, or the collectibility of any security or other document or instrument held by or delivered to the Escrow Agent by or on behalf of the parties hereto.


(f) INDEMNIFICATION OF ESCROW AGENT. The Purchaser and the Beneficial Owners will, jointly and severally, indemnify and hold the Escrow Agent harmless from and against any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of one attorney chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the performance or non-performance by the Escrow Agent of or any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's willful misconduct or gross negligence. The foregoing indemnification shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(g) FEES AND EXPENSES OF THE ESCROW AGENT. The Escrow Agent will be entitled to an initial one-time fee of $5,200 and its reasonable counsel fees, as incurred. As between the Purchaser and the Sellers, the fees and expenses to be paid to the Escrow Agent shall be paid first from interest that accrues on the Escrow Fund and, thereafter, borne 50% by Purchaser and 50% by the Sellers. The parties agree that if, ten (10) days following the submission of a bill for reasonable fees and expenses by the Escrow Agent to the Purchaser and the Beneficial Owners, either the Purchaser or the Beneficial Owners, or both, have not paid the amounts then owed by such party, the Escrow Agent shall be entitled to pay itself for such amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and the parties hereby grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. If the Escrow Agent pays itself out of the Escrow Fund, the party that didn't pay its portion of the bill will be obligated to restore such amounts to the Escrow Fund.

(h)   RESIGNATION AND REMOVAL OF ESCROW AGENT

      (i) Resignation of Escrow Agent. The Escrow Agent may resign from its duties hereunder by giving each of the parties hereto not less than 30 days' prior written notice of the effective date of such resignation (which effective date shall be at least 30 days after the date such notice is given). In the event of such resignation, Purchaser and Beneficial Owners agree that they will jointly appoint a successor escrow agent within 30 days of notice of such resignation. After such date, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository, and not as Escrow Agent, until a successor escrow agent is appointed. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Purchaser and the

            Beneficial Owners designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions hereof.


      (ii) REMOVAL OF ESCROW AGENT. The Purchaser and the Beneficial Owners acting together shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. After such date, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository. The Purchaser and the Beneficial Owners agree that they will jointly appoint a successor escrow agent effective with the termination of the appointment of the Escrow Agent hereunder. The Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Purchaser and the Beneficial Owners designating the successor Escrow Agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor Escrow Agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor Escrow Agent shall be bound by all of the provisions hereof.

                                 EXHIBIT 6.2(j)

                     FORM OF OPERATIONS TRANSFER AGREEMENT


                               [See Doc # 789,941]

                                                                  EXHIBIT 6.2(j)


                         OPERATIONS TRANSFER AGREEMENT

      [There will be a separate agreement for each facility and we will tailor the bracketed language as appropriate.]

      THIS AGREEMENT is made and entered into by and between [Holmesdale Care Center, Inc. <or> Carmel Hills Living Center, Inc. <or> Liberty Terrace Nursing, LLC], a Missouri [corporation <or> limited liability company] ("OPERATOR") and [Holmesdale Healthcare and Rehabilitation Center, LLC <or> Carmel Hills Healthcare and Rehabilitation Center, LLC <or> Liberty Terrace Healthcare and Rehabilitation Center, LLC], a Delaware limited liability company ("TRANSFEREE").

                                    RECITALS

         A. Operator is the licensed operator of that [residential living/skilled nursing] facility commonly known as the [Holmesdale Care Center
<or> Carmel Hills Living Center <or> Liberty Terrace Care Center] (the
"FACILITY").

         B. [Holmesdale Development, LLC <or> Carmel Hills Property, LLC <or> Liberty Terrace Care Center, Inc.] (the "OWNER") is the owner of the Facility.

         C. Pursuant to an Asset Purchase Agreement, dated as of January 31, 2006, by and among Transferee, Operator and the other parties named therein (the "ASSET PURCHASE AGREEMENT"), Operator has agreed to transfer operational responsibility for the Facility to Transferee.

         D. Operator and Transferee are desirous of documenting the terms and conditions under which said transfer will occur.

         E. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                    AGREEMENT

      1. TERM. This Agreement shall terminate ninety (90) days after the Closing Date ("EXPIRATION DATE") unless continuing obligations are otherwise specifically set forth herein below.

      2. TRANSFER OF PATIENT TRUST FUNDS.

         2.1. On the Closing Date, Operator shall provide to Transferee a true, correct and complete accounting (properly reconciled) of any patient trust funds and an inventory of all residents' property held by Operator on the Closing Date for residents at the Facility (collectively the "PATIENT TRUST FUNDS"). Operator shall provide notice to residents and their responsible parties or agents of the transfer of operations and the transfer of the Patient Trust Funds.

         2.2. Operator hereby agrees to transfer such Patient Trust Funds and property to Transferee upon Closing. Transferee hereby agrees that it will accept such Patient Trust Funds in trust for the residents, in accordance with applicable statutory and regulatory requirements.

         2.3. Operator will indemnify, defend and hold Transferee harmless from all liabilities, claims and demands, including reasonable attorney's fees, in the event the amount of the Patient Trust Funds, if any, transferred to Transferee did not represent the full amount of the Patient Trust Funds shown to have been delivered to Operator as custodian or with respect to any Patient Trust Funds delivered, or claimed to have been delivered, to Operator, but which were not delivered by Operator to Transferee, or for claims which arise from actions or omissions of Operator with respect to the Patient Trust Funds prior to the Closing Date.

         2.4. Transferee will indemnify, defend and hold Operator harmless from all liabilities, claims and demands, including reasonable attorneys' fees, in the event a claim is made against Operator by a patient for his/her Patient Trust Funds where such funds were transferred to Transferee pursuant to the terms hereof.

         2.5. The parties agree to execute any documents required by State licensing authorities to reflect this transfer.

      3.  COST REPORTS AND CLAIMS.

         3.1. Operator shall timely prepare and file with the appropriate Missouri state agencies and Medicare agencies and/or fiscal intermediaries all terminating and other cost reports (or claims for reimbursement for items and services) required by law to be filed under the Medicare or Medicaid or other third party payer programs for periods ending prior to the Closing Date, or required as a result of the consummation of the transaction described herein. Operator will provide the appropriate agencies and/or fiscal intermediaries with any information needed to support claims for reimbursement made by Operator either in said final cost report or in any cost reports filed for prior cost reporting periods, it being specifically understood and agreed that the intent and purpose of this provision is to ensure that the reimbursement paid to Transferee after it becomes the licensed operator of the Facility is not reduced or offset in any manner as a result of Operator's failure to accurately and timely file such final cost reports, claims or such supporting documentation with respect to any past reimbursement claims, including, but not limited to, those included in the final cost reports. Operator shall promptly provide Transferee with copies of such reports or claims and supporting documentation. Transferee will provide Operator with any information which the Transferee has in its possession that Operator reasonably requests in order to prepare these reports or claims. Transferee will otherwise reasonably cooperate with the Operator to assist it in the preparation of such reports or claims.

         3.2. In the event the federal or state agencies and/or fiscal intermediaries making payments to Operator for services performed prior to the Closing Date make any claim for reimbursement of overpayment occurring for any such period, then Operator agrees to immediately remit the overpaid amount to the overpaying agency as directed except where such claim is disputed in good faith. If any such sum is deducted from Transferee's payments, then Operator agrees to pay said amount directly to Transferee within five (5) business days of notice even if Operator objects to the finding of overpayment; provided, however, that if Operator prevails in its objection, Transferee shall reimburse Operator within five (5) business days of notice thereof by Operator.

         3.3. If, on or after the Closing Date, Transferee receives payment from any federal or state agency and/or fiscal intermediaries which payment represents reimbursement with respect to payment for services rendered by Operator prior to the Closing Date, then Transferee shall promptly (within five
(5) business days) forward such payments to Operator pursuant to Section 5 hereof; provided, however, that Transferee shall have the right to offset against any such payments, any amounts which are due and owing to it from Operator or any amounts deducted from its Missouri Medicaid Program or Medicare payments as a result of a default by Operator in its obligations under this
Section 3. Within ten (10) days after the end of each month, Transferee shall provide Operator with a detailed accounting of all payments received during such month, any offset claimed by Transferee against any such payments, and the net amount of any payments to Transferee.

         3.4. Any payments received by Operator on or after the Closing Date from any federal or state agency which represents reimbursement for services rendered by Transferee on or after the Closing Date shall be promptly remitted by Operator to Transferee; provided, however, that Operator shall have the right to offset against any such payments, any amounts which are due and owing to it from Transferee. Operator and Transferee agree to cooperate in providing the State of Missouri and the Facility's designated fiscal intermediary with an appropriate statement concerning Missouri Division of Medical Services and federal liabilities, respectively, and the respective obligations of the parties hereto if and to the extent required by Missouri law.

      4.  EMPLOYEES.

         4.1. Twenty days prior to the Closing Date, Operator shall deliver to Transferee (A) a schedule (the "EMPLOYEE SCHEDULE") which reflects among other things the following: (i) the name of all employees of the Facility as of the date thereof, (ii) their positions, (iii) rates of pay, (iv) dates of service and (B) a schedule of employee benefits.

         4.2. Upon reasonable notice to Operator, Transferee shall have access to the Facility during regular business hours prior to the Closing Date to meet with and interview employees and Operator agrees to cooperate with Transferee in this process with respect to availability of employees and space suitable for interviews. Transferee reserves the right not to hire any individual employee of Operator for any lawful reason whatsoever. Nothing herein shall be deemed to create or grant to any such employees third party beneficiary rights or claims of any kind or nature. Transferee shall have no liability whatsoever with respect to any matter relating to the employment of the Operator's employees prior to the Closing Date. Transferee intends to hire substantially all, but in any event no less than two-thirds, of the employees named on the Employee Schedule.

         4.3. No less than fourteen (14) days prior to the Closing Date, Operator shall provide appropriate notice to all its employees of the pending change in ownership of the facility, which shall include a notice of termination effective on the Closing Date and, if requested by Purchaser, information regarding how the employee should submit an application for employment with Transferee.

         4.4. Operator will satisfy all employees with respect to wages, and all benefits accrued to the employees without respect to whether the employee is hired by Transferee, and make any necessary payments to employees accordingly and as required by law through the Closing Date, including without limitation all payments required to be made in respect of Accrued PTO in accordance with the terms of the Asset Purchase Agreement. Operator agrees to indemnify, defend and hold harmless the Transferee with respect to any Employee claims for acts or omissions of Operator or any other employee claims of any nature which relate to the period prior to the Closing Date. Transferee agrees to indemnify, defend and hold harmless the Operator with respect to any Employee claims for acts or omissions of Transferee or any other employee claims of any nature which relate to the period after the Closing Date.

         4.5. Operator shall offer and provide, as appropriate, group health plan continuation coverage pursuant to the requirements of Section 601, et seq. of ERISA and Section 498B of the Internal Revenue Code ("COBRA") to all of the employees of the Facility to whom it is required to offer the same under applicable law. Operator acknowledges and agrees that Transferee is not assuming any of Operator's obligations to its employees under COBRA.

      5.  ACCOUNTS RECEIVABLE.

         5.1. Operator shall retain its right, title and interest in and to all unpaid accounts receivable with respect to the Facility which relate to the period prior to the Closing Date, including, but not limited to, any accounts receivable arising from rate adjustments which relate to the period prior to the Closing Date even if such adjustments occur on or after the Closing Date and Operator shall remain liable for any overpayments made to Operator prior to the Closing Date for which payment is due to the Missouri Medicaid Program or any other third party payor on or after the Closing Date.

         5.2. Payments received by Transferee on or after the Closing Date from third party payors, such as the Missouri Medicaid Program, Medicare, HMO and VA, shall be handled as follows:

            (a) If such payments either specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Closing Date, they shall be forwarded to Operator by Transferee, along with the applicable remittance advice.

            (b) If such payments indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period on or after the Closing Date, they shall be retained by Transferee.

            (c) If such payments indicated on the accompanying remittance advice, or if the parties agree, that they relate to periods both prior to and on or after the Closing

Date, the portion thereof which relates to the period on or after the Closing Date shall be retained by Transferee and the balance shall be remitted to Operator.

         5.3. Any payments received by Transferee or Operator during the first thirty days after the Closing Date from or on behalf of private pay residents or residents with outstanding balances as of the Closing Date which fail to designate the period to which they relate, will first be applied by Transferee to reduce the patient's pre-Closing Date balances which Transferee has received notice of in advance of the Closing Date, with any excess applied to reduce any balances due for services rendered by Transferee on or after the Closing Date. Thereafter all non-designated payments will first be applied to any balances for the period on or after the Closing Date, with the excess, if any, applied to the extent of any balances due for services rendered by Operator prior to the Closing Date.

         5.4. Nothing herein shall be deemed to limit in any way Transferee's or Operator's rights and remedies to recover accounts receivable due and owing Transferee or Operator under the terms of this Agreement.

         5.5. In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other within ten (10) days after said determination is made.

         5.6. Each party shall have the right to inspect all cash receipt records of the other party in order to confirm that party's compliance with the obligations imposed on it under this Section 5.

         5.7. Transferee will provide billing services for Operator, which may include any or all of the following:

            (a) Create a General Ledger tie-in to the Accounts Receivable system for both Operator and Transferee General Ledgers.

            (b) Bill the Missouri Medicaid Program, Medicare, and other third party payers, private pay or resident claims, and deductibles and coinsurance as appropriate for any unbilled services rendered prior to or on the Closing Date.

            (c) When funds arrive, provide a reconciliation as to what is owed to Operator based upon actual days of patient or resident service, and a copy of the Missouri Medicaid Program Remittance Advice and supporting documentation within five days of receipt.

            (d) Wire transfer or issue a cashiers check to Operator within 24 hours of receipt of a payment net of any fees earned under this Section 5.

            (e) Provide an updated consolidated aging report by the twentieth of each month broken down by patient and payor type.

            (f) Provide a general ledger summary of revenues by the twentieth of each month broken down by payor type.

The foregoing services will be provided at no cost to Operator commencing on the Closing Date and continuing until the Expiration Date; provided, however, that during such time, Operator shall provide assistance in connection with the transition of the billing, accounting and collection activities. If Operator elects to have Transferee continue to provide these services after the Expiration Date, the parties will negotiate a mutually acceptable arrangement.

         5.8. To the extent permitted by law, Operator shall allow Transferee the right to bill Medicare under Operator's provider numbers for the period commencing on the Closing Date until all of Transferee's certifications and provider enrollments are final and Transferee is readily able to bill Medicare directly under Transferee's own provider numbers.

       6.  PRORATIONS.

         6.1. Revenues and expenses pertaining to Assumed Operating Contracts (as defined in Section 8), utility charges for the billing period in which the Closing Date occurs, real and personal property taxes and other related items of revenue or expense attributable to the Facility shall generally be prorated between Operator and Transferee as of the Closing Date.

         6.2. All such prorations shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Operator. Utility charges which are not metered and read on the Closing Date shall be estimated based on prior charges, and shall be re-prorated upon receipt of statements therefor.

         6.3. All amounts owing from one party hereto to the other party hereto that require adjustment after the Closing Date shall be settled within thirty
(30) days after the expiration of the term of this Agreement or, in the event the information necessary for such adjustment is not available within said thirty (30) day period, then as soon thereafter as practicable.

      7. ACCESS TO RECORDS.

         7.1. On the Closing Date Operator shall deliver to Transferee all of the records of the Facility, including, but not limited to, patient or resident medical and financial records and non-confidential employee records; provided, however, that nothing herein shall be construed as precluding Operator from removing from the Facility on the Closing Date the financial records which relate to its operations at the Facility and/or to its overall corporate operations; and provided, further, that Operator shall give Transferee access to any information in any such removed records as Transferee may demonstrate to the reasonable satisfaction of Operator is necessary for the efficient operation of the Facility by Transferee.

         7.2. Subsequent to the Closing Date, Transferee shall allow Operator and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records and supporting material of the Facility relating to the period prior to the Closing Date, to the extent reasonably necessary to enable Operator to investigate and defend malpractice, employee or other claims, to file or defend cost reports and tax returns and to verify accounts receivable collections due Operator.

         7.3. Operator shall be entitled to remove the originals of any records delivered to Transferee, for purposes of litigation involving a patient or employee to whom such record relates, if an officer of or counsel for Operator certified that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation. Any record so removed shall promptly be returned to Transferee following its use.

         7.4. Transferee agrees to maintain such books, records and other material comprising records of the Facility's operations prior to the Closing Date that have been received by Transferee from Operator or otherwise, including, but not limited to, patient or resident records and records of patient funds, to the extent required by law, but in no event less than three
(3) years, and shall allow Operator a reasonable opportunity to remove such documents, at Operator's expense, at such time after such record retention period as may be required by law has expired or as Transferee shall decide to dispose of such documents.

         8. ASSUMED OPERATING CONTRACTS. Effective as of the Closing Date, Operator shall assign, and Transferee shall assume and agree to be bound by all of the terms and conditions of, the operating contracts which are described more fully in Exhibit A hereto (the "ASSUMED OPERATING CONTRACTS"). Nothing herein shall be construed as imposing any liability on Transferee with respect to any obligation under (A) the Assumed Operating Contracts which relate to the period prior to the Closing Date even if the same do not arise until after the Closing Date, it being specifically understood and agreed that Transferee's liability shall be limited to its acts and omissions thereunder from and after the Closing Date or (B) the operating contracts which Transferee has not agreed to assume as of the Closing Date (the "EXCLUDED OPERATING CONTRACTS"), including without limitation those set forth on Exhibit B. Operator shall cooperate with Transferee in obtaining any third party consent required for the valid transfer of the Assumed Operating Contracts as contemplated by this Agreement.

      9.  INDEMNIFICATION

            (a) OPERATOR INDEMNITY. Operator agrees to indemnify, defend and hold harmless Transferee against any and all costs, liability and expenses, including reasonable attorneys' fees, which it may incur as a result of (i) a breach by Operator of its obligations under this Agreement, (ii) the acts or omissions of the Operator under the Assumed Operating Contracts prior to the Closing Date and any amounts owed with respect to such period, (iii) the acts or omissions of the Operator under any terminated contract regardless of whether it relates to the period prior to or after the Closing Date or (iv) the ownership or operation of any Facility prior to the Closing Date. Notwithstanding the foregoing, Operator shall be subject to the same rights and obligations with respect to indemnification as apply to Owner under Article 8 of the Asset Purchase Agreement.

            (b) OWNER AND TRANSFEREE INDEMNITY. The indemnification obligations of Transferee and Owner shall be satisfied under the terms set forth in the Asset Purchase Agreement.

      10. GENERAL PROVISIONS.

         10.1. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder, including but not limited to Operator's surrender of its license, assignment or transfer of its provider agreements to Transferee, to the extent permissible, or other documents as may be required to effect the transfer of the license and certification to Transferee.

         10.2. NOTICES. All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) sent by national overnight courier service, each addressed as follows:

             (a)  If to Operator:

                  [Holmesdale Care Center, Inc. <or> Carmel Hills Living Center, Inc. <or> Liberty Terrace Nursing, LLC]
                  9101 Buena Vista
                  Prairie Village, Kansas 66207
                  Attention: M. Terence Reardon

             (b)  If to Transferee:

                  Skilled Healthcare Group, Inc.
                  27442 Portola Parkway, Suite 200
                  Foothill Ranch, CA 92610
                  Attention: Roland Rapp, Esq.

      Any such notice personally delivered shall be deemed delivered when actually received, any such notice deposited in the United States mail, registered or certified, return receipt requested, with all postage prepaid, shall be deemed to have been given on the earlier of the date received or the date when delivery is first refused, and any notice deposited with an overnight courier service for delivery shall be deemed delivered on the business day following such deposit. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

         10.3. PAYMENT OF EXPENSES. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby, whether or not the transactions are consummated.

         10.4. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision, condition or rights granted hereunder.

         10.5. ASSIGNMENT. Neither this Agreement nor the rights, duties or obligations arising hereunder shall be assignable or delegable by either party hereto without the express prior written consent of the other party hereto; provided, however, Transferee may assign its rights hereunder to one or more Affiliates without the prior written consent of Operator.

         10.6. JOINT VENTURE; THIRD PARTY BENEFICIARIES. Nothing contained herein shall be construed as forming a joint venture or partnership between the parties hereto with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement.

         10.7. CAPTIONS. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         10.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

         10.9. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the State of Missouri.

         10.10. ATTORNEY FEES. In the event that a lawsuit is commenced to enforce a provision of this agreement by either party against the other the prevailing party in such action shall be entitled to reasonable attorney fees and costs associated with bringing the action.

         10.11. SEVERABILITY. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


"OPERATOR"                             "TRANSFEREE"


By:                                    By:
      ------------------------               --------------------
Name:                                  Name:
      ------------------------               --------------------
Its:                                   Its:
      ------------------------               --------------------

                                    EXHIBIT A

                          ASSUMED OPERATING CONTRACTS

                                    EXHIBIT B

                          EXCLUDED OPERATING CONTRACTS

                                 EXHIBIT 6.2(R)

                        FORM OF MEDICAID ESCROW AGREEMENT

                                                                  EXHIBIT 6.2(R)

                               MEDICAID AGREEMENT

      This Agreement is made on this ____ day of ______________, ______, by and between [Holmesdale Care Center, Inc. <or> Carmel Hills Living Center, Inc.
<or> Liberty Terrace Nursing, LLC], a Missouri [corporation <or> limited liability company] (the "Prior Operator"), [Holmesdale Healthcare and Rehabilitation Center, LLC <or> Carmel Hills Healthcare and Rehabilitation Center, LLC <or> Liberty Terrace Healthcare and Rehabilitation Center, LLC], a Delaware limited liability company (the "New Operator"), and Chicago Title Insurance Company ("Escrow Agent"). This Agreement is based upon the following:

      A. Missouri Department of Social Services is an agency of the State of Missouri in which the Division of Medical Services ("DMS") is contained. DMS has authority to make reimbursement payments to nursing home facilities participating in the Title XIX (Medicaid) program in the State of Missouri.

      B. Prior Operator operates a long-term care facility (the "Facility") located at:

                              --------------------

                              --------------------

                              --------------------

      C. The Facility is certified by the Missouri Department of Health and Senior Services ("DHSS") to participate in the Title XVIII (Medicare) and Title XIX (Medicaid) reimbursement program.

      D. Prior Operator and the New Operator have entered into an agreement whereby Prior Operator and New Operator contemplate that as of ____________________, there will be a change of operator of the Facility so that the New Operator will become the licensee and operator of the Facility effective on that date.

      E. As a result of the change in operator of the Facility, the parties acknowledge that the Prior Operator is required by 13 CSR 70-10.015(10)(E) to file a Medicaid cost report for the period ending on the effective date of the change in ownership or control of the Facility not later than the first day of the sixth month after the effective date of the change of control or ownership or on such other date as may be provided by any amendment to said regulation (the "Cost Report Deadline").

      F. Prior Operator and New Operator wish to provide DMS with assurances satisfactory to DMS that the final cost report of the Prior Operator will be filed on or before the Cost Report Deadline.

      G. Prior Operator and New Operator request that Escrow Agent hold the escrow fund created pursuant to this Agreement.

      Now, therefore, in consideration of the mutual covenants, the parties agree as follows:

      1. FILING OF COST REPORT FOR PRIOR OPERATOR. In the event the change of operator described above shall occur, Prior Operator and New Operator each agree to take all action which may be necessary or appropriate in order to cause the cost report of the Prior Operator for the period ending on the date when the Prior Operator will no longer be the operator of the Facility (the "Effective Date") to be filed on or before the Cost Report Deadline. Prior Operator agrees to file its final Medicaid cost report on or before the Cost Report Deadline with DMS and to deliver to New Operator a copy of its cost report for the period ended on the Effective Date on or before the Cost Report Deadline.

      2. WITHHOLDING OF REIMBURSEMENT TO NEW OPERATOR. In the event the change in operator described above shall occur and if the final cost report of the Prior Operator shall not be filed on or before the Cost Report Deadline, the New Operator hereby authorizes DMS to withhold from one or more future Medicaid reimbursements otherwise payable to the New Operator the aggregate sum of $30,000. Nothing in this Agreement is intended to modify any other agreement entered into by and between Prior Operator and New Operator or to relieve either party of any of its obligations arising under any such other agreement.

      3. ENROLLMENT BY NEW OPERATOR. The parties acknowledge that in order for Prior Operator to file its final Medicaid Cost Report it needs to receive a provider statistical and reimbursement reconciliation ("PS&R") from its fiscal intermediary and that the PS&R report will not be sent to Prior Operator unless New Operator shall file documents required to enroll in the Medicare and Medicaid programs.

      New Operator agrees to use its best efforts in good faith to file all documents necessary for enrollment of New Operator in the Medicare and Medicaid programs within ten (10) days after the Effective Date and in any event, no later than thirty (30) days after the Effective Date.

      If New Operator fails to file all such documents within the stated time period, this Agreement shall terminate and the Cost Report Deposit (as such term in defined in Section 4) shall be immediately distributed to Prior Operator.

      4. MEDICAID COST REPORT DEPOSIT. Prior Operator delivers herewith to Escrow Agent the sum of Thirty Thousand Dollars ($30,000.00) in the form of a wire transfer or bank cashier's check (the "Cost Report Deposit"), which sum shall be held and disbursed by Escrow Agent upon the terms and conditions set forth hereafter.

      5. FEE OF ESCROW AGENT. New Operator agrees to pay Escrow Agent's fee for services hereunder. The total amount of Escrow Agent's fee is $__________ (the "Escrow Fee"). Such fee shall be payable upon execution of this Agreement by the parties.

      6. INTEREST ON COST REPORT DEPOSIT AND FEE. Escrow Agent agrees to place the Cost Report Deposit in an interest-bearing account at an institution insured by the Federal Deposit Insurance Corporation. All interest earned on the Cost Report Deposit shall become a part of the Cost Report Deposit. All distributions shall be distributed in the same manner and on the same terms and conditions as provided herein for the Cost Report Deposit.

      7. DISPERSAL OF COST REPORT DEPOSIT. Prior Operator and New Operator hereby authorize Escrow Agent to deliver the Cost Report Deposit to Prior Operator promptly in the event

New Operator and Prior Operator shall deliver to Escrow Agent a statement (or statements) that Prior Operator filed its Medicaid Cost Report described in paragraph 1. Prior Operator and New Operator hereby authorize Escrow Agent to deliver the Cost Report Deposit to New Operator in the event New Operator and Prior Operator shall deliver a statement (or statements) to Escrow Agent that Prior Operator failed to file its Medicaid Cost Report described in paragraph 1 above by the Cost Report Deadline. Prior Operator and New Operator each agree to execute statements and otherwise cooperate in good faith to effectuate delivery of the Cost Report Deposit to Prior Operator if Prior Operator shall file its final Medicaid cost report on or before the Cost Report Deadline and delivery of the Cost Report Deposit to New Operator in the event Prior Operator shall fail to file its final Medicaid cost report on or before the Cost Report Deadline. Nothing in the foregoing shall give New Operator the right to withhold its signature on the statement to the Escrow Agent for any reason if Prior Operator has delivered evidence that the Cost Report was filed on or prior to the Cost Report Deadline.

      8.    DISPUTES.

            (a) In the event a dispute arises about Prior Operator's or New Operator's entitlement to the Escrow Deposit, including but not limited to the alleged failure by Prior Operator to file its final Medicaid Cost Report, Escrow Agent shall give seven days' written notice to Prior Operator and New Operator by certified mail, return receipt requested, to the addresses listed herein of Escrow Agent's intent to institute an interpleader action to obtain a judicial declaration of the parties' entitlement to the Escrow Deposit. In the event Prior Operator and New Operator fail to provide Escrow Agent with a written agreement signed by each of them regarding disposition of the Escrow Deposit within said seven-day period, Prior Operator and New Operator agree that Escrow Agent shall be entitled to institute an interpleader action in the Circuit Court of ___________ County, Missouri, and pay the Cost Report Deposit into the court registry. From the Cost Report Deposit, Prior Operator and New Operator agree that Escrow Agent shall be entitled to reimbursement for all expenses of instituting said interpleader action, including but not limited to filing fees, reasonable attorney's fees, and certified mail cost for the seven-day notice provided above.

            (b) If Prior Operator and New Operator agree in writing to a disposition of said Cost Report Deposit, Escrow Agent shall be reimbursed for the cost of the certified mailings from the escrow sum, Prior Operator and New Operator to each bear the cost of its respective mailing.

            (c) In the event Escrow Agent institutes an interpleader action as provided herein, Escrow Agent's obligations hereunder shall immediately terminate upon the filing of such action, and Escrow Agent shall have no further obligations hereunder.

      9. NATURE OF DUTIES OF ESCROW AGENT. Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Escrow Agreement; provided, however, that nothing herein contained shall relieve Escrow Agent from liability arising out of its own willful misconduct or gross negligence. Escrow Agent's duties and obligations under this Escrow Agreement shall be entirely administrative and not discretionary. Escrow Agent shall not be liable to any party hereto or to any third party as a result of any action or omission taken or made by Escrow Agent in good faith. New Operator and Prior Operator jointly and severally indemnify Escrow Agent, hold Escrow Agent harmless, and reimburse Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorneys' fees) Escrow Agent may suffer or incur by reason of its execution and performance of this Escrow Agreement, except for any such claims arising as a result of Escrow Agent's willful misconduct, gross negligence, or failure to act in good faith. In the event any legal questions arise concerning Escrow Agent's duties and obligations hereunder, Escrow Agent may consult its counsel and rely without liability upon written opinions given to it by such counsel.

      10. ACTING UPON WRITTEN NOTICE. Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document which Escrow Agent, in good faith, believes to be genuine and what it purports to be.

      11. NOTICES. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

      (i)   If to Prior Operator:

                  --------------------

                  --------------------

                  --------------------

      (ii)  With a copy to:

                  --------------------

                  --------------------

                  --------------------

      (iii) If to New Operator:

                  --------------------

                  --------------------

                  --------------------

      (iv)  With copies to:

                  Skilled Healthcare Group, Inc.
                  27442 Portola Parkway, Suite 200
                  Foothill Ranch, CA 92610
                  Attention: General Counsel

                  And

                  Latham & Watkins LLP
                  650 Town Center Drive, 20th Floor
                  Costa Mesa, CA 92626
                  Attention:  Derek D. Dundas
                              David C. Meckler

      (iv)  If to Escrow Agent:

                  Chicago Title Insurance Company

                  --------------------

                  --------------------

      (v)   With a copy to:

                  --------------------

                  --------------------

                  --------------------

      12.   MISCELLANEOUS.

            (a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

            (b) INTERPRETATION. The headings used herein are for convenience only and do not limit or expand the contents of this Agreement.

            (c) NO WAIVER. No waiver of a breach of any provision of this Agreement will be construed to be a waiver of any other breach of this Agreement, whether of a similar or dissimilar nature.

            (d) SURVIVAL. Any provisions of this Agreement creating obligations extending beyond the term of this Agreement will survive the expiration or termination of this Agreement, regardless of the reason for such termination.

            (e) AMENDMENTS. Any amendments to this Agreement will be effective only if in writing and signed by the parties hereto.

            (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

            (g) ASSIGNMENT. No party may assign its rights or obligations hereunder without the prior written approval of all other parties.

            (h) MISSOURI LAW. This Agreement shall be governed in all respects, including validity, interpretation, and effect in accordance with the laws of the State of Missouri.

            (i) NO VIOLATION. Neither party shall be deemed to be in violation of this Agreement if it is, or reasonably determines it is, prevented from performing any of its duties or obligations for any reason beyond such party's control, including, without limitation, flood, storm, strikes, acts of God or the public enemy, or statute, ordinance, regulation, rule or action of any applicable governmental entity.

            (j) NO JOINT VENTURE. It is understood and agreed by the parties that nothing contained in this Agreement shall be construed to create a joint venture, partnership, association, or other affiliation or like relationship between the parties, or a relationship of landlord and tenant, it being specifically agreed that their relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. In no event shall either party be liable for the debts or obligations of the other of them, except as otherwise specifically provided in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PRIOR OPERATOR:

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                        NEW OPERATOR:

                                        ----------------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Date:
                                             -----------------------------------

                                        ESCROW AGENT:

                                        Chicago Title Insurance Company

                                        By:
                                           -------------------------------------
                                        Name: Maggie G. Watson
                                        Title: Senior vice President
                                        Date:
                                             -----------------------------------

                                  SCHEDULE 1.2

                                EXCLUDED ASSETS

1. Deposits, dividends and other assets related to Worker's Compensation Insurance maintained by the Companies

2.    Rebates/refunds from vendors for items purchased prior to closing

3. Automobiles: 1997 Toyota Avalon and 2002 Toyota Sequoia capitalized and fully depreciated on the books of Liberty Terrace Nursing

4. Computer Servers and resident software running on servers including but not limited to: Microsoft Server 2000, Microsoft Terminal Server 2000, Citrix MetaFrame, Microsoft SQL server 2000, Microsoft Office open license, Veritas Backup Exec and McAfee Managed VirusScan. All of which are wholly owned by Sunset Healthcare and located at Carmel Hills Living Center.

5. UPC Battery Backup owned wholly by Sunset Healthcare and located at Carmel Hills Living Center

6. Exabyte Tape Backup cartridges and FireKing Media Vault wholly owned by Sunset Healthcare and located at Carmel Hills Living Center

7.    Nobilis PC system and resident software including but not limited to:
      Microsoft Windows 2000 server, Microsoft Office 2003, Veritas Backup Exec located at Eddie Reardon's office but owned by Holmesdale Care Center.

8. 1- 4 Drawer HON lateral file located at Holmesdale Care Center and wholly owned by Sunset Healthcare

9.    MDI On-line advantage SQL databases for each facility

10. SonicWall TZ-170 VPN/Firewall hardware located at each facility, 3 total and owned by Sunset Healthcare

11. 2- External 250 GB Western Digital USB hard drives located at Carmel Hills Living Center and owned by Sunset Healthcare

                                 SCHEDULE 1.3(B)

                             PERMITTED ENCUMBRANCES

HOLMESDALE

Liens and encumbrances of record reflected on Title Commitment #020062044, except for the following which will be released at or before Closing:

      1. Deed of Trust executed by Holmesdale Development, LLC to Larry K. Enkelmann, as Trustee for Security Bank of Kansas City, dated July 30, 2002 and filed July 31, 2002 under Document No. 2002K0047382, as modified and amended January 15, 2004 under Document No. 2004K0003140

      2. Assignment of Rents executed by Holmesdale Development, LLC to Security Bank of Kansas City, filed July 31, 2002 under Document No. 2002K0047383

      3. Deed of Trust executed by Holmesdale Development, LLC to Larry K. Enkelmann, as Trustee for Security Bank of Kansas City, dated January 21, 2003 and filed January 23, 2003 under Document No. 2003K0005097

      4. Assignment of Rents executed by Holmesdale Development, LLC to Security Bank of Kansas City, filed January 23, 2003 under Document No. 2003K0005098

UCC Financing Statement(s) for each entity filed with the Missouri Secretary of State in favor of Security Bank of Kansas City (to be released at or before Closing)

CARMEL HILLS

Liens and encumbrances of record reflected on Title Commitment #020062043, except for the following which will be released at or before Closing:

      1. Deed of Trust executed by Carmel Hills Property, LLC to Deanna A. Burns, as Trustee for Bank of America, N.A., filed August 23, 2002 under Document No. 2002I10072470

      2. Assignment of Leases and Rents executed by Carmel Hills Property, LLC to Bank of America filed august 23, 2002 under Document No. 200210072471

      3. Financing Statement executed by Carmel Hills Property LLC to Bank of America, N.A. filed August 23, 2002 under Document No. 200210072474

      4. Assignment of Lessee's Interest in Leases and Contract Rights, dated August 22, 2002, executed by Carmel Hills Living Center, Inc. to Bank of America, N.A. filed August 23, 2002, under Document No. 200210072473

      5. Memorandum of Lease, dated August 22, 2002 by Carmel Hills Property LLC, to Carmel Hills Living Center, Inc. filed August 23, 2002 under Document No. 200210072473

UCC Financing Statement(s) for each entity filed with the Missouri Secretary of State in favor of Bank of America (to be released at or before Closing)

LIBERTY TERRACE

Liens and encumbrances of record reflected on Title Commitment #020062042, except for the following which will be released at or before Closing:

      1. Deed of Trust, Security Agreement and Fixture Filing executed by Liberty Terrace Care Center, Inc. to Deanna A. Burns, as Trustee for Bank of America, N.A., filed August 23, 2002 under Document No. $-30562 in book 3732 at Page 956

      2. Assignment of Leases and Rents executed by Liberty Terrace Care Center, Inc. to Bank of America filed Agust 23, 2002 under Document No. R-30563 in Book 3732 at Page 984

      3. Financing Statement executed by Liberty Terrace Care Center, Inc. to Bank of America, N.A. filed August 23, 2002 under Document No. R-30566 in Book 3733 at Page 5

      4. Assignment of Lessee's Interest in Leases and Contract Rights, dated August 22, 2002, executed by Liberty Terrace Care Center, Inc. to Bank of America, N.A. filed August 23, 2002, under Document No. R-30564, in book 3732 at Page 995

      5. Memorandum of Lease, dated August 22, 2002 by Liberty Terrace Care Center, Inc. to Liberty Terrace Nursing LLC filed August 23, 2002 under Document No. R-30565, in book 3733 at Page 1

UCC Financing Statement(s) for each entity filed with the Missouri Secretary of State in favor of Bank of America (to be released at or before Closing)

      UCC filing in favor of Invacare Credit Corporation for equipment lease (to be released at or before Closing)

                                  SCHEDULE 1.5

                           PURCHASE PRICE ALLOCATION

                                 LTCC        CHLC        HCC         TOTAL
--------------------------------------------------------------------------------

LAND                                                                 $   624,750

BUILDINGS                        5,500.000   7,300,000   3,600,000    16,400,000

FFE                                                                      432,500

INTANGIBLES                                                           13,542,750

TOTAL                                                                $31,000,000

                                 SCHEDULE 1.6(B)

                               EXCEPTIONS TO TITLE

"Prior Surveys" includes:

      1. The survey for Carmel Hills, dated March 27, 2002 by Boundary & Construction Surveying, Inc.

      2. The survey for Holmesdale Center, dated May 21, 2002 by Anderson Survey Company.

            - 10 foot sewer easement that runs through the southeast portion of the building.

      3. The survey for Liberty Terrace, dated October 23, 1997 by George Butler Associates, Inc.

            - 15' public utility and drainage easement recorded in Doc No. G80282, Bk 2001, Page 741,
            [Unable to discern whether or not the easement affects the property.]

                                 SCHEDULE 1.7(C)

                              ENVIRONMENTAL REPORTS

1. Underground Storage Tank located on the Holmesdale Care Center facility, as further described in the Phase I Environmental Reports. Purchaser shall bear the cost of any soil testing and the cost of filling and closing the underground storage tank.

2. Elevator leakage located at the Holmesdale Care Center facility, as further described in the Phase I Environmental Reports.

Phase I Environmental Reports means those environmental site assessments conducted by Professional Service Industries, Inc., dated January 24, 2006, related to each of the Acquired Facilities.

                                  SCHEDULE 2.1

                         COMPANIES AND BENEFICIAL OWNERS

Companies                           Beneficial Owners                  Percentage Interest
---------                           -----------------                  -------------------
Holmesdale Care Center, Inc.        M. Terence Reardon and M. Sue      50%
(Operator)                          Reardon as co-trustees of the M.
                                    TERENCE REARDON TRUST
                                    dated 6/26/2003
                                                                       50%

                                    M. Terence Reardon and M. Sue
                                    Reardon as co-trustees of the M.
                                    SUE REARDON TRUST dated
                                    6/26/2003

Holmesdale Development, LLC         Same                               Same
(Building Owner)

Carmel Hills Living Center, Inc.    Same                               Same
(Operator)

Carmel Hills Property, LLC          Same                               Same
(Building Owner)

Liberty Terrace Nursing, LLC        Same                               Same
(Operator)

Liberty Terrace Care Center, Inc.   Same                               Same
(Building Owner)

                                  SCHEDULE 2.2

                                  ORGANIZATION

Companies                                                  State of Organization
---------                                                  ---------------------
Holmesdale Care Center, Inc.                                     Missouri
(Operator)

Holmesdale Development, LLC.                                     Missouri
(Building Owner)

Carmel Hills Living Center, Inc.                                 Missouri
(Operator)

Carmel Hills Property, LLC                                       Missouri
(Building Owner)

Liberty Terrace Nursing, LLC                                     Missouri
(Operator)

Liberty Terrace Care Center, Inc.                                Missouri
(Building Owner)

                                  SCHEDULE 2.2

                                  SUBSIDIARIES

NONE

                                  SCHEDULE 2.5

                            MATERIAL ADVERSE CHANGES

NONE

                                 SCHEDULE 2.6(a)
                               MATERIAL CONTRACTS

HOLMESDALE CARE CENTER

REHAB OUTREACH LLC                        $  343,734       Therapy Provider
Sunset Healthcare                         $  341,436       Management Fee
Holmesdale Development, LLC               $  265,913       Lessor
Great Plains Cmpd Center                  $  165,103       Pharmacy
Sysco Of Kansas City                      $  106,026       Food Vendor
Health Care Facilities Of Missouri        $   84,616       Work Comp Insurance
McKesson Medical-Surgical                 $   65,019       Medical Supplies
LCH Liability Trust                       $   54,996       Insurance Trust
Kansas City Power & Light                 $   42,413       Electric Utility
U S Foodservice (Topeka Division)         $   41,812       Food Vendor
Razorback Plumbing                        $   30,406       Plumbing Vendor-Water Heater Replacement
HMP DME Services                          $   30,360       Medical Equipment/Rentals
Missouri Gas Energy                       $   25,191       Gas Utility
Blackwell Sanders Peper Martin, LLP       $   20,167       Legal
Life Systems, Inc                         $   17,669       Medical Supplies
Massco                                    $   17,306       Hskpg/Laundry/Dietary Supplies
Aflac Corporate Office                    $   15,539       Supplemental Insurance-EE funded
Schindler Elevator Corporation            $   14,586       Elevator Pump Replacement/Maintenance
Carmel Hills                              $   13,442       Shared Services
Roberts Dairy                             $   13,245       Food Vendor
MMS - A Medical Supply Company            $   12,560       Medical Supplies
Heartland Health Laboratories, Inc.       $   11,851       Lab
Direct Supply                             $   11,008       Medical Supplies
Birch Telecom                             $   10,384       Telephone
LARSONALLEN                               $    9,511       Accounting Fees
----------------------------------------------------
Grand Total                               $1,764,291
----------------------------------------------------

                               MATERIAL CONTRACTS

LIBERTY TERRACE CARE CENTER

Aegis Therapies                           $  439,788       Therapy Services
Blue Cross Blue Shield                    $  304,416       Health Premiums
Omnicare Pharmacy                         $  250,859       Pharmacy
Sysco                                     $  225,290       Food/Dietary Supplies/Briefs
Health Care Facilities Of Missouri        $  142,508       Work Comp Ins
McKesson Medical-Surgical                 $   82,103       Medical Supplies
Aquila                                    $   69,436       Electric Service
City Of Liberty                           $   50,661       Water/sewer
Missouri Gas Energy                       $   38,960       Gas Service
Massco, Inc                               $   34,057       Hskpg/Laundry/Dietary Supplies Per Diem
AFLAC                                     $   32,977       Supplemental Insurance
Quality Home Siding And Windows           $   30,784       Gutters/soffitts/ceilings
Town And Country Medical                  $   25,265       Equipment Rental
Philadelphia Insurance Company            $   20,872       Property Insurance
Mobile Medical Services, Inc.             $   20,171       X-Ray Services
Larsen Allen                              $   18,652       Tax Services
Roberts Dairy                             $   17,659       Dairy Products
Fortis Benefits DentalCare                $   17,622       Dental Premiums
Lincare                                   $   17,445       Oxygen
Heartland Health Laboratories             $   16,692       Lab Service
John Amick, DO                            $   15,000       Medical Director
Grainger, Inc.                            $   12,100       Maintenance Supplies/Water Heaters
Direct Supply                             $   11,702       Medical Supplies
R J Kool Company                          $   11,301       Laundry Equipment Maintenance/New Washer
SBC Telephone Service                     $   11,253       Telephone Service
Assisted Transportation                   $   11,001       Transportation
Mms                                       $   10,623       Briefs
Life Systems                              $   10,500       Vital Sign Equipment
Providers Plus                            $    9,781       Linens
Pro Cut Lawn Care                         $    9,600       Lawn Mowing/Snow Removal
----------------------------------------------------
Grand Total                               $1,969,080
----------------------------------------------------

                               MATERIAL CONTRACTS

CARMEL HILLS LIVING CENTER

AEGIS Therapies                           $1,134,978       Therapy Provider
Carmel Hills Property, LLC                $  946,080       Lessor
Sunset Healthcare                         $  649,239       Management Fee
Sysco                                     $  326,256       Food Vendor
Great Plains CMPD Center                  $  268,236       Pharmacy
Health Care Facilities Of Missouri        $  145,809       Work Comp Insurance Trust
Liberty Terrace Care Center               $  141,531       Health Insurance/Operation Advances
City Of Independence                      $  135,524       Electric/Water/Sewer
Lch Liability Trust                       $  110,004       PG&L Insurance
McKesson-Redline                          $   94,570       Medical Supplies
Control Service Co., Inc                  $   50,208       Emergency Generator/Backup Power
Massco, Inc                               $   45,263       Hskpg/Laundry/Dietary Supplies
AFLAC                                     $   31,414       Supplemental Insurance
Missouri Gas Energy                       $   26,898       Gas Utility
Roberts Dairy Company                     $   24,789       Dairy/Food Vendor
Lincare                                   $   22,152       Oxygen Vendor
Martin Mechanical Corporation             $   21,876       HVAC Vendor
Larsen Allen                              $   19,811       Accounting Firm
Town And Country Medical                  $   19,669       Medical Device Rental
Data Essentials, Inc                      $   17,411       Office Supplies
Philadelphia Insurance Company            $   16,821       Property Insurance
Life Systems                              $   16,208       Medical Supplies
Direct Supply                             $   15,968       Medical Supplies
Providers Plus, Inc                       $   15,262       Linens
MMS                                       $   14,556       Medical Supplies
Blackwell Sanders Peper Martin            $   14,459       Legal
Birch Telecom                             $   12,677       Telephone / Internet
Comcast                                   $   12,190       Cable Vendor
Dr. Johnny Johnson                        $   12,000       Medical Director
Farmer Bros. Co.                          $   11,953       Food Vendor
Medical Resources Of Kansas City, Inc     $   11,797       Oxygen Vendor
Health Technologies, Inc                  $   11,569       Dietary Consultant
Interstate Brands Corporation             $   11,547       Food Vendor
Mobile Medical Services                   $   11,066       Medical Supplies
MDI Technologies                          $   10,390       Software Vendor
Orth, Myra                                $   10,147       Beauty Salon via Resident Trust
Pro Cut Lawn Care                         $    9,900       Lawn Care/Snow Removal

                               MATERIAL CONTRACTS

(b)   See Schedule 2.6(a)

(c)   None

(d)   See Schedule 2.6(a)

(e)   See Schedule 2.22

(f)   None

                                 SCHEDULE 2.7(a)

                                  REAL PROPERTY

COMPANIES                                               INTEREST
---------                                               --------
Holmesdale Care Center, Inc.                             Lessee
(Operator)

Holmesdale Development, LLC.                        Fee Simple Owner
(Building Owner)

Carmel Hills Living Center, Inc.                         Lessee
(Operator)

Carmel Hills Property, LLC                          Fee Simple Owner
(Building Owner)

Liberty Terrace Nursing, LLC                             Lessee
(Operator)

Liberty Terrace Care Center, Inc.                   Fee Simple Owner
(Building Owner)

                                SCHEDULE 2.10(b)

                          COMPANY INTELLECTUAL PROPERTY

1.    (I)   PATENTS - NONE

      (II)  TRADEMARKS, SERVICE MARKS, LOGOS AND CORPORATE NAMES

            -     Tree Logo for Liberty Terrace Care Center

            -     Grapevines and hills for Carmel Hills Living Center

            -     Corporate Names:

                        Holmesdale Care Center, Inc.
                        Holmesdale Development, LLC
                        Carmel Hills Living Center, Inc.
                        Carmel Hills Property, LLC
                        Liberty Terrace Nursing, LLC
                        Liberty Terrace Care Center, Inc.

      (iii) Copyrights -- None

      (iv)  World Wide Web addresses and domain name registrations

            - www.carmelhillslivingcenter.com Registered by AssistGuide Expires 4-12-06

            -     www.libertyterrace.com Registered by AssistGuide Expires
                  4-12-06

            - www.holmesdalecarecenter.com Registerd by AssistGuide Expires 4-12-06

            - www.liberty-terrace.com Registered by Sunset Healthcare Expires 4-17-06

            - www.holmesdalecc.com Registered by Holmesdale Care Center Expires 5-1-08

            -     www.carmel-hills.com Registered by Sunset Healthcare Expires
                  4-17-06

2.    Licenses and other rights granted to any person by any company - None

                                  SCHEDULE 2.12

                             RESIDENTS AND SUPPLIERS

HOLMESDALE CARE CENTER

Count of Admission Date                                Year
-----------------------                                ---------------------------------
Referred By                                            2004          2005           2006       Grand Total
-----------                                            ----          ----           ----       -----------
Baptist Lutheran Medical Center                       18.73%        25.66%         26.67%         22.03%
Research Medical Center                               20.76%        20.35%         20.00%         20.56%
N/A                                                    6.84%         9.73%         20.00%          8.41%
Truman Medical Center                                  5.06%         6.78%          6.67%          5.87%
St. Luke's Hospital                                    4.05%         6.19%          6.67%          5.07%
Kansas City Care & Rehab                               5.57%         1.77%          0.00%          3.74%
Daughter                                               1.77%         2.95%         13.33%          2.54%
Research Belton Hospital                               2.53%         2.65%          0.00%          2.54%
Family                                                 3.04%         1.47%          6.67%          2.40%
KC CARE AND REHAB                                      4.05%         0.59%          0.00%          2.40%
KC Care & Rehab                                        2.03%         1.77%          0.00%          1.87%
Wife                                                   2.03%         1.47%          0.00%          1.74%
Va Medical Center                                      1.77%         1.77%          0.00%          1.74%
Independence Regional                                  1.27%         2.36%          0.00%          1.74%
Truman Hospital                                        0.51%         2.95%          0.00%          1.60%
Neice                                                  2.28%         0.00%          0.00%          1.20%
Son                                                    1.01%         1.18%          0.00%          1.07%
Truman Mecical Center                                  0.00%         2.06%          0.00%          0.93%
Gardens                                                0.76%         1.18%          0.00%          0.93%
Liberty Terrace                                        1.27%         0.59%          0.00%          0.93%
Relative                                               1.52%         0.29%          0.00%          0.93%
Shawnee Mission Medical Center                         1.52%         0.00%          0.00%          0.80%
Juanita Mcgill                                         1.01%         0.59%          0.00%          0.80%
Home                                                   1.27%         0.00%          0.00%          0.67%
Sister                                                 1.01%         0.29%          0.00%          0.67%
KC CARE                                                1.27%         0.00%          0.00%          0.67%
Baptist Hostpital                                      1.27%         0.00%          0.00%          0.67%
Visiting Nurse Association                             0.00%         1.18%          0.00%          0.53%
KU Medical Center                                      1.01%         0.00%          0.00%          0.53%
Kansas City Rehab                                      0.51%         0.59%          0.00%          0.53%
Husband                                                0.51%         0.29%          0.00%          0.40%
St Joesph                                              0.76%         0.00%          0.00%          0.40%
KC Hospice                                             0.25%         0.59%          0.00%          0.40%
St. Joseph Health Center                               0.25%         0.59%          0.00%          0.40%
Research Hopsptial                                     0.51%         0.00%          0.00%          0.27%
Compass Hospital TX                                    0.00%         0.59%          0.00%          0.27%
St Lukes                                               0.51%         0.00%          0.00%          0.27%
Odyssey                                                0.25%         0.00%          0.00%          0.13%
Mid America Rehab Hospital                             0.25%         0.00%          0.00%          0.13%
Kansas City Cre & Rehab                                0.25%         0.00%          0.00%          0.13%
Independence Regional Health Center                    0.25%         0.00%          0.00%          0.13%
Overland Park Regional Medical Center                  0.25%         0.00%          0.00%          0.13%
Hospital                                               0.00%         0.29%          0.00%          0.13%

Menorah Medical Center                                 0.00%         0.29%          0.00%          0.13%
St Joseph                                              0.00%         0.29%          0.00%          0.13%
Truman Lakewood                                        0.00%         0.29%          0.00%          0.13%
Tiffany Young                                          0.25%         0.00%          0.00%          0.13%
Truman West                                            0.00%         0.29%          0.00%          0.13%
Grand Total                                          100.00%       100.00%        100.00%        100.00%


CARMEL HILLS LIVING CENTER

Count of AdmissionDate                                    Year
----------------------                                    --------------------------------
ReferredBy                                                2004         2005            2006     Grand Total
----------                                                ----         ----            ----     -----------
Independence Regional Hospital                           30.91%       32.99%         20.83%       31.69%
Family                                                   30.00%       26.55%         12.50%       27.73%
Medical Center Of Independence                            6.36%        7.70%         20.83%        7.46%
N/A                                                       4.55%        5.63%          2.08%        5.04%
St Marys                                                  4.42%        4.14%          0.00%        4.15%
Tour                                                      0.00%        2.76%         18.75%        1.95%
Self                                                      1.17%        1.61%          0.00%        1.36%
North Kansas City Hospital                                1.04%        1.26%          6.25%        1.30%
Liberty Terrace                                           1.30%        0.92%          2.08%        1.13%
Baptist Lutheran Medical Center                           0.65%        0.92%          0.00%        0.77%
Research Hospital                                         1.56%        0.00%          0.00%        0.71%
Spectrum/Susan                                            0.52%        0.92%          0.00%        0.71%
Michael Bryant/grandson                                   1.43%        0.00%          2.08%        0.71%
Regency                                                   1.04%        0.34%          0.00%        0.65%
Carondelet Manor                                          0.13%        1.15%          0.00%        0.65%
Royal Terrace                                             0.78%        0.46%          0.00%        0.59%
The Groves                                                0.39%        0.69%          0.00%        0.53%
Dr. Johnson                                               0.91%        0.23%          0.00%        0.53%
Research/Belton/Lou                                       0.52%        0.57%          0.00%        0.53%
Research Psych                                            0.78%        0.34%          0.00%        0.53%
KU Med Center                                             1.04%        0.11%          0.00%        0.53%
Truman Medical Center                                     0.52%        0.46%          0.00%        0.47%
St. Lukes Hospital                                        0.26%        0.69%          0.00%        0.47%
Garden Valley/Dtr Barb                                    0.00%        0.92%          0.00%        0.47%
Menorah/Julie                                             0.26%        0.57%          2.08%        0.47%
Liberty Hospital                                          0.00%        0.92%          0.00%        0.47%
Lee's Summit Hospital                                     0.26%        0.69%          0.00%        0.47%
Calloway Co. Comm Hosp/Joan Brewer/Neice                  0.91%        0.00%          0.00%        0.41%
Truman Lake Manor                                         0.65%        0.11%          0.00%        0.36%
Cass Medical Center                                       0.26%        0.46%          0.00%        0.36%
Dr Johnson                                                0.13%        0.57%          0.00%        0.36%
VA                                                        0.65%        0.00%          0.00%        0.30%
DHHS/Terry                                                0.65%        0.00%          0.00%        0.30%
Heartland Hospice / Lynn, MSW                             0.00%        0.46%          0.00%        0.24%
Dr Ravenscroft                                            0.39%        0.11%          0.00%        0.24%
Independence Manor                                        0.00%        0.46%          0.00%        0.24%
Timothea Richardson                                       0.52%        0.00%          0.00%        0.24%
St Lukes                                                  0.52%        0.00%          0.00%        0.24%
Social Worker                                             0.00%        0.46%          0.00%        0.24%

Cedars Of Liberty/Scott                                   0.52%        0.00%          0.00%        0.24%
Research Medical Center                                   0.00%        0.46%          0.00%        0.24%
Good Shepherd/Cunningham                                  0.00%        0.34%          0.00%        0.18%
Kimberly Sharier                                          0.39%        0.00%          0.00%        0.18%
Newspaper                                                 0.13%        0.23%          0.00%        0.18%
Clay Co PA/Sara Emighy                                    0.39%        0.00%          0.00%        0.18%
VNA/Judy                                                  0.00%        0.34%          0.00%        0.18%
Two Rivers/Beth Stanton                                   0.00%        0.34%          0.00%        0.18%
St Lukes Home Health Hospice                              0.00%        0.34%          0.00%        0.18%
VNA                                                       0.26%        0.00%          0.00%        0.12%
Jeanette Miller, SW                                       0.00%        0.23%          0.00%        0.12%
Dr. Alcox                                                 0.26%        0.00%          0.00%        0.12%
MARH/Norma                                                0.00%        0.23%          0.00%        0.12%
Providence/Barbara                                        0.26%        0.00%          0.00%        0.12%
St Josephs                                                0.26%        0.00%          0.00%        0.12%
Margarie Ruhl/Transition Office                           0.26%        0.00%          0.00%        0.12%
ITHC/Laurie Hawley                                        0.26%        0.00%          0.00%        0.12%
Co. State Vet. Home At Fitsimons                          0.26%        0.00%          0.00%        0.12%
Heartland Hospice/Lynn                                    0.26%        0.00%          0.00%        0.12%
St. Luke's Northland                                      0.00%        0.00%          4.17%        0.12%
Columbia Regional/JoAnn                                   0.26%        0.00%          0.00%        0.12%
Lyn Ripper, RN / IRHCC                                    0.00%        0.00%          4.17%        0.12%
KC Hospice/Debbie Wilson                                  0.26%        0.00%          0.00%        0.12%
Village Hospice/Harley                                    0.00%        0.23%          0.00%        0.12%
Glennon/Mary                                              0.00%        0.23%          0.00%        0.12%
Southern Care Hospice / Admit From Home                   0.00%        0.00%          2.08%        0.06%
Truman Manor                                              0.00%        0.11%          0.00%        0.06%
VA/Karen                                                  0.00%        0.11%          0.00%        0.06%
Jefferson Healthcare/Cheryl Thornton-Dtr                  0.13%        0.00%          0.00%        0.06%
Town & Country Paper                                      0.13%        0.00%          0.00%        0.06%
Carondelet St Joesph                                      0.13%        0.00%          0.00%        0.06%
Dr. Johnson/dtr                                           0.00%        0.11%          0.00%        0.06%
Case Manger / Chris Dewberry                              0.00%        0.11%          0.00%        0.06%
Lee's Summit Hospital/June                                0.00%        0.00%          2.08%        0.06%
Kansas City Hospice                                       0.00%        0.11%          0.00%        0.06%
DHHS/Joyce Smith                                          0.00%        0.11%          0.00%        0.06%
Henrietta Glossip                                         0.13%        0.00%          0.00%        0.06%
Jackson Co PA, Sherrie Keller                             0.00%        0.11%          0.00%        0.06%
Grand Total                                             100.00%      100.00%        100.00%      100.00%

LIBERTY TERRACE CARE CENTER

Count of Admission Date                                 Year
-----------------------                                 -------------------------------
                                                                                                   Grand
Referred By                                             2004          2005         2006            Total
-----------                                             ----          ----         ----            -----
Liberty Hospital                                       35.58%        42.24%       41.67%          39.38%
Family                                                 11.95%        14.49%       16.67%          13.46%
North Kansas City Hospital                             14.03%         7.14%        4.17%          10.01%
N/A                                                     8.31%         6.12%       12.50%           7.23%
St Lukes                                                6.75%         7.14%        4.17%           6.90%

St Lukes North                                         3.64%         7.14%        12.50%           5.78%
St Lukes Smithville                                    4.42%         2.86%         4.17%           3.56%
St Marys                                               1.56%         1.02%         0.00%           1.22%
KU Medical Center                                      0.00%         1.63%         0.00%           0.89%
Ray CTY Hosp Walter Peck                               0.26%         1.02%         0.00%           0.67%
Pleasant Valley Grandson Tour                          0.00%         1.22%         0.00%           0.67%
Pat Minor- Sedalia BRHC                                1.56%         0.00%         0.00%           0.67%
Kim Harms- SW - St Johns- St Louis                     1.04%         0.41%         0.00%           0.67%
Hilltop in Arkansas                                    0.78%         0.41%         0.00%           0.56%
Ashton Court                                           1.04%         0.20%         0.00%           0.56%
Tour                                                   0.00%         1.02%         0.00%           0.56%
Care Alternatives Hospice                              0.78%         0.41%         0.00%           0.56%
Dr Bean                                                0.00%         1.02%         0.00%           0.56%
Dr Bartlett                                            0.52%         0.61%         0.00%           0.56%
Aaron Victoria SW                                      1.04%         0.20%         0.00%           0.56%
Hospital                                               1.04%         0.00%         0.00%           0.44%
Research Medical                                       0.26%         0.41%         0.00%           0.33%
Beverly Sue Ryan (res At Woodbine)                     0.52%         0.20%         0.00%           0.33%
Gardens Berry Rd -S. Allen                             0.00%         0.61%         0.00%           0.33%
Independence Regional Hospital                         0.26%         0.41%         0.00%           0.33%
White Oak                                              0.26%         0.41%         0.00%           0.33%
Boone County Hospital                                  0.78%         0.00%         0.00%           0.33%
Internet                                               0.00%         0.41%         0.00%           0.22%
Chip Schmelzer                                         0.26%         0.20%         0.00%           0.22%
St Lukes Hospital                                      0.52%         0.00%         0.00%           0.22%
Truman Hospital                                        0.52%         0.00%         0.00%           0.22%
St Johns                                               0.52%         0.00%         0.00%           0.22%
Carondelet                                             0.00%         0.41%         0.00%           0.22%
Cox Health Care -Jennifer                              0.00%         0.20%         0.00%           0.11%
Carmel Hills                                           0.00%         0.20%         0.00%           0.11%
JoAnn Allison DPOA                                     0.00%         0.00%         4.17%           0.11%
K C V A                                                0.26%         0.00%         0.00%           0.11%
Dr Amick                                               0.26%         0.00%         0.00%           0.11%
Home Health                                            0.26%         0.00%         0.00%           0.11%
Overland Park Regional Med Center STACY                0.00%         0.20%         0.00%           0.11%
Hospice                                                0.26%         0.00%         0.00%           0.11%
Garden Village                                         0.26%         0.00%         0.00%           0.11%
Providence/Barbara                                     0.26%         0.00%         0.00%           0.11%
Good Sheppard Hospice- AMY                             0.26%         0.00%         0.00%           0.11%
--------------------------------------------------------------------------------------------------------
Grand Total                                          100.00%       100.00%       100.00%         100.00%
--------------------------------------------------------------------------------------------------------

b)    No Resident purchases more than 5% of services for any company.

                                  SCHEDULE 2.13
                               THIRD-PARTY PAYORS

NONE

                                  SCHEDULE 2.15

                           SELLERS' REQUIRED CONSENTS

None

                                  SCHEDULE 2.16

                         REGULATORY AND LEGAL COMPLIANCE

NONE

                                  SCHEDULE 2.19
                              LICENSES AND PERMITS

SNF LICENSE FROM MISSOURI DEPARTMENT HEALTH AND SENIOR SERVICES

RCF LICENSE FROM MISSOURI DEPARTMENT OF HEALTH AND SENIOR SERVICES

CERTIFICATE OF NEED FOR EACH SNF AND RCF LICENSE

CITY OCCUPATION LICENSE

CITY BUSINESS LICENSE

CLIA LABORATORY CERTIFICATION

CERTIFICATE OF PARTICIPATION IN STATE OF MISSOURI MEDICAID

CERTIFICATE OF PARTICIPATION IN MEDICARE

ALZHEIMER'S SPECIAL UNIT CERTIFICATION

                                  SCHEDULE 2.20

                               PENDING LITIGATION

CARMEL HILLS

-     County of Jackson v. Carmel Hills Property LLC,
      Tax Suit No. I2005:
      Serial No. I2005-00114
      Tax Parcel No. 26-130-06-11
      Serial No. I2005-00115
      Tax Parcel No. 26-130-06-34-01

      Dispute regarding application of reassessment against Serial No. I2005-00114, and Serial No. I2005-00115. Trial held on December 1, 2005 and decision is pending. Carmel Hills may file suit against a former tax consultant to recoup the damages.

-     Estate of Betty Williams v. Carmel Hills Living Center

      Wrongful death suit filed July 2003 - trial set for December 4, 2006

- Mary Anderson as representative of the Estate of Ralph Anderson v. Carmel Hills Living Center

      Wrongful death suit filed May 2004 - mediation tentatively scheduled for February 2006

LIBERTY TERRACE

      - Request for Release of Medical Records of William John Miller filed January 18, 2006 [reference is made in the Request that the purpose is to investigate a potential wrongful death claim]

                               PENDING LITIGATION

HOLMESDALE

      - Tonia Jackson v. Holmesdale Care Center, Inc., Case No. 04CV222400 (Jackson County, MO) - On or about July 29, 2004, Tonia Jackson (hereinafter "Plaintiff"), an African American female, filed this action in Jackson County, Missouri Circuit Court alleging race and sexual harassment. Generally, Plaintiff alleges her supervisor, Norman Montgomery, subjected her to a hostile work environment by subjecting her to various inappropriate sexual comments and behavior, as well as making derogatory comments about her race. Holmesdale denies any behavior by Mr. Montgomery rose to the level of a hostile work environment and asserts that it effected prompt remedial action when it learned of Plaintiff's complaints regarding Mr. Montgomery. Company has taken Plaintiff's deposition and exchanged written discovery and responses with Plaintiff. In addition, Plaintiff has taken a number of depositions, including those of a number of alleged fact witnesses and a corporate representative of Holmesdale. The parties continue to engage in discovery in this matter. There is no trial date set in this matter as of yet.

      - Lisa Hawthorne v. Holmesdale Care Center, Inc., Case No. 0516CV19572 (Jackson County, MO) - On or about July 15, 2005, Lisa Hawthorne, (hereinafter "Plaintiff"), an African American female, filed this action in Jackson County, Missouri Circuit Court alleging race discrimination. Generally, Plaintiff alleges she was denied pay and was forced to resign because of alleged harassment because of her race. Holmesdale denies the allegation and asserts that the Plaintiff was terminated for engaging in inappropriate language with another employee in front of residents, which other employee was a Caucasian male. That employee was also terminated for engaging in the same inappropriate behavior as Plaintiff. The Company has issued written discovery to Plaintiff, to which discovery Plaintiff has responded. Plaintiff's deposition is scheduled for February 1, 2006. There is no trial date set in this matter as of yet.

      - Lonnie B. Spearman, in her individual capacity, and as Personal Representative of the Estate of Mancy Spearman, Jr. vs. Holmesdale Care Center, Inc., Holmesdale Development LLC, and Ramilo I. Gatapie, M.D.

            Wrongful death suit filed August 2005 - no trial date set

                                SCHEDULE 2.21(c)

                           EMPLOYEES AND COMPENSATION

NONE

                                SCHEDULE 2.21(d)

                           EMPLOYEES AND COMPENSATION

EMPLOYEES WITH ESTIMATED ANNUAL COMPENSATION OVER $50,000

                                                                         2005
Name                  Facility    Position         Base       Bonus      Wages
---------------------------------------------------------------------------------------------------------------------------
Jennifer McGowan      LTCC        Administrator    $65,000               $ 43,603

Barb Shipley          LTCC        DON              $66,000    $    --    $ 70,724

Condon "Lee" Perry    LTCC        RN               $    23               $ 52,546    Hourly

Dianne Williamson     CHLC        Administrator    $50,000    $ 8,553    $ 53,027    * Bonus was for Admissions promoted to
                                                                                     Administrator in April 2005

Pat Harmon            CHLC        DON              $64,890    $    --    $ 63,800

Rose Pelton           CHLC        ADON             $51,417    $    --    $ 52,815
                                  MDS

Kim Purtle            CHLC        Coordinator      $    25    $    --     $49,225    Hourly

Richard Ferling       HCC         Administrator    $60,000               $ 44,690

Angela Martin         HCC         DON              $58,000    $    --    $ 20,300

Mabel Moses-Anid      HCC         RN               $    27    $    --    $ 58,227    Hourly

Wanda Estill          HCC         RN               $    30    $    --    $  2,520    Houly

Eunice Oriaku         HCC         RN               $    30    $    --    $     --    Houly

Lucy Ponnle           HCC         RN               $    30    $    --    $ 39,870    Hourly

Susie Briscoe         Sunset      DOO              $82,000    $78,267    $160,267    $20,034 of bonus for 4th Q 2004

                                  SCHEDULE 2.22

                      ERISA; COMPENSATION AND BENEFIT PLANS

(a) - Cafeteria Plan Administered by AFLAC affiliate and applicable to all three facilities.

      - Health Blue Cross Blue Shield of Kansas City. Employer pays 50% of the Employee Rate. a PPO and an HMO are offered. See attached Schedule of Benefits

      - Dental - Fortis Dental Benefits. 100% Employee Paid Plan See attached Schedule of Benefits

      AFLAC. Various Supplemental Insurance Plans, 100% Employee Paid Plans. Some Pre-Tax Life Insurance plans offered.

- Bonus-For Administrators at each facility and for Admissions Coordinator at Holmesdale only and Susie Briscoe Director of Operations bonus paid by Sunset Healthcare. Director of Operations bonus is 20%of the portion of EBITDAR that exceeds 18% Operating Margin.

ADMINISTRATOR SCHEDULE: (THE CENSUS PIECE VARIES UPON THE NUMBER OF BEDS AT EACH FACILITY)

3-Part Bonus Structure ranging from 1%-5% per part for a total possible bonus of 15% of Base Salary

      I.    Budget

            a. 5% Bonus for a Variance of 1/2% or Less of Budgeted Operating Expenses

            b. 4% Bonus for a Variance of 1% or Less of Budgeted Operating Expenses

            c. 3% Bonus for a Variance of 1.5% or Less of Budgeted Operating Expenses

            d. 2% Bonus for a Variance of 2% or Less of Budgeted Operating Expenses

            e. 1% Bonus for a Variance of 2.5% or Less of Budgeted Operating Expenses

      II. Accounts Receivable: Days Receivable Determined by (A/R Balance) / (Average Daily Revenue)

            a.    5% Bonus for Less than 32 Days Receivable

            b.    4% Bonus for Less than 35 Days Receivable

            c.    3% Bonus for Less than 37 Days Receivable

            d.    2% Bonus for Less than 39 Days Receivable

            e.    1% Bonus for Less than 42 Days Receivable

      III. Census: Based upon 120 for remainder 2003 and 133 for 2004 and thereafter

            a.    5% Bonus for 93% Occupancy

            b.    4% Bonus for 90% Occupancy

            c.    3% Bonus for 86% Occupancy

            d.    2% Bonus for 84% Occupancy

            e.    1% Bonus for 82% Occupancy

Bonuses are determined on a six-month basis from date of employment and all parts will be determined prior to the payment of the bonus. Bonus will be based on the sum of percentages achieved above times the salary earned for the period. A lump sum of money will be set aside each year for survey bonus's. Money will be divided among all employees and Administrator as deemed appropriate by Administrator.

(d) Upon consummation of the transaction, all employees will be terminated and will become entitled to receive a payout of all accrued and unused PTO

                                  SCHEDULE 2.24

                                    INSURANCE

Vendor               Policy Type             Amount                   Scope                Period
--------------------------------------------------------------------------------------------------------------
Philadelphia         Property & Casualty     4,640,000 Bldg           Property/Building    12/2005-12/2006
Insurance-Liberty                                                     Insurance.
                                             350,000 Contents         Business
                                                                      Income/Personal
                                             2,008,600 Bus Income     Property
--------------------------------------------------------------------------------------------------------------
Philadelphia         Property& Casualty      7,300,000 Bldg           Property/Building    12/2005-12/2006
Insurance - Carmel                                                    Insurance.
                                             743,000 Contents         Business
                                                                      Income/Personal
                                             2,000,000 Bus Income     Property
                                             5,000 Deductible
--------------------------------------------------------------------------------------------------------------
Philadelphia         Property& Casualty      3,800,000-Bldg           Property/Building    12/2005-12/2006
Insurance  -                                                          Insurance.
Holmesdale                                   222,222 Pers Prop        Business
                                                                      Income/Personal
                                             1,000,000 Bus Income     Property
                                             5,000 Deductible
--------------------------------------------------------------------------------------------------------------
LCH Liability Trust  Professional &          250,000/500,000          Self Insured Trust   1/2005-1/2006
                     General Liability                                for P&GL claims
                     Insurance Trust                                  at each facility
--------------------------------------------------------------------------------------------------------------
Health Care          Worker's                1,000,000                Trust for            1/2005-1/2006
Facilities of        Compensation                                     Worker's
Missouri             Insurance                                        compensation
                                                                      Claims
--------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.3

                           PURCHASER REQUIRED CONSENTS

1. Reasonable assurance that, after the Closing, Purchaser will receive a SNF License from Missouri Department of Health and Senior Services

2. Reasonable assurance that, after the Closing, Purchaser will receive a RCF License from Missouri Department of Health and Senior Services

3.    City Occupation License

4.    City Business License

5.    CLIA Laboratory Certification, or waiver

6. Reasonable assurance that Purchaser, after the Closing, will receive a Certificate of Participation in State of Missouri Medicaid

7. Reasonable assurance that Purchaser, after the Closing, will receive a Certificate of Participation in Medicare

                                 SCHEDULE 4.1(b)

                             CONDUCT OF THE BUSINESS

(iv) - Notice of the sale will be given immediately following the expiration of the Due Diligence Review Period with an effective termination date expected as of the Closing Date.

(v) - Compensation increases made in connection with annual reviews not to exceed 5% of the prior year's compensation for such employee and bonuses payable in accordance with each Company's bonus policy